SCHEDULE 14A
PROXY STATEMENT
Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12
TEXAS CAPITAL BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No:

(3)	Filing Party:

(4)	Date Filed:

April 8, 2010

Dear TCBI Shareholder:

I am pleased to present your Company’s 2009 annual report. Additionally, earnings releases, performance information and corporate governance may be found in the Investors section of the Company’s website at www.texascapitalbank.com.

I would also like to invite you to attend the Annual Meeting of Shareholders of Texas Capital Bancshares, Inc., the holding company for Texas Capital Bank, National Association:

Tuesday, May 18, 2010
10:00 a.m.
2000 McKinney Avenue, 7th Floor
Dallas, Texas 75201
214.932.6600

The attached Notice of Annual Shareholders’ Meeting describes the formal business to be transacted at the Annual Meeting. Certain directors and officers will be present at the meeting and will be available to answer any questions you may have.

On behalf of the board of directors and all the employees of Texas Capital Bancshares, Inc., and our subsidiary, Texas Capital Bank, thank you for your continued support.

Sincerely,

George F. Jones, Jr
President and Chief Executive Officer

TEXAS CAPITAL BANCSHARES, INC.
2000 McKinney Avenue
7th Floor
Dallas, Texas 75201

NOTICE OF ANNUAL STOCKHOLDERS’ MEETING
To be held May 18, 2010

NOTICE IS HEREBY GIVEN that the annual stockholders’ meeting (the “Annual Meeting”) of Texas Capital Bancshares, Inc. (the “Company”), a Delaware corporation, and the holding company for Texas Capital Bank, National Association, will be on Tuesday, May 18, 2010, at 10:00 a.m. at the offices of the Company located at 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201.

In accordance with rules and regulations adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders on the Internet. You will not receive a printed copy of the proxy materials, unless specifically requested. The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet.

The Annual Meeting is for the purpose of considering and voting upon the following matters:

1.	election of thirteen (13) directors for terms of one year each or until their successors are elected and qualified, and

2.	approval of the 2010 Long-Term Incentive Plan, and

3.	the transaction of such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Information about the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

Stockholders of record at the close of business on March 31, 2010 are the only stockholders entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether you expect to attend the Annual Meeting or not, please vote your shares as set forth in the Notice of Internet Availability of Proxy Materials. If you attend the Annual Meeting, you may vote your shares in person, even though you have previously voted your proxy on the Internet.

By order of the board of directors,

George F. Jones, Jr
President and Chief Executive Officer

April 8, 2010
Dallas, Texas

PROXY STATEMENT

TEXAS CAPITAL BANCSHARES, INC.
2000 McKinney Avenue
7th Floor
Dallas, Texas 75201

PROXY STATEMENT
FOR THE ANNUAL STOCKHOLDERS’ MEETING
ON MAY 18, 2010

MEETING INFORMATION

This Proxy Statement is being furnished to the stockholders of Texas Capital Bancshares, Inc. (the “Company”) on or about April 8, 2010, in connection with the solicitation of proxies by the board of directors to be voted at the annual stockholders’ meeting (the “Annual Meeting”). The Annual Meeting will be held on May 18, 2010, at 10:00 a.m. at the offices of the Company located at 2000 McKinney, 7th Floor, Dallas, Texas 75201. The Company is the parent corporation of Texas Capital Bank, National Association (the “Bank”).

In accordance with rules and regulations adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders on the Internet. You will not receive a printed copy of the proxy materials, unless specifically requested. The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet.

The purpose of the Annual Meeting is to consider and vote upon the following matters:

1.	election of thirteen (13) directors for terms of one year each or until their successors are elected and qualified, and

2.	approval of the 2010 Long-Term Incentive Plan, and

3.	the transaction of such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

RECORD DATE AND VOTING SECURITIES

You are entitled to one vote for each share of common stock you own.

Only those stockholders that owned shares of the Company’s common stock on March 31, 2010, the record date established by the board of directors, will be entitled to vote at the Annual Meeting. At the close of business on the record date, there were 36,524,313 shares of common stock outstanding held by 347 identified holders.

QUORUM AND VOTING

In order to have a quorum to transact business at the Annual Meeting, at least a majority of the total number of issued and outstanding shares of common stock must be present at the Annual Meeting, in person or by proxy. If there are not sufficient votes for a quorum or to approve any proposal at the time of the Annual Meeting, the board of directors may postpone or adjourn the Annual Meeting in order to permit the further solicitation of proxies. Abstentions will be counted toward a quorum but will not be counted in the votes for each of the proposals presented at the Annual Meeting. Assuming a quorum is present, abstentions will have no effect on the election of directors; however, with respect to the proposal to approve the 2010 Long-Term Incentive Plan, abstentions will have the same affect as a negative vote.

A broker non-vote occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. A broker will not have discretionary voting power with respect to either proposal set forth herein. If your shares are held in the name of a bank, broker or other holder of record, the SEC has approved a New York Stock Exchange (“NYSE”) rule that changes the matter in which your vote in the elections of directors will be handled beginning with the upcoming Annual Meeting. In the past, if you did not instruct the holder of record how to vote your shares before the Annual Meeting, your broker could vote on your behalf on the election of directors and other matters considered to be routine under NYSE rules. Effective January 1, 2010, your broker is no longer permitted to vote on your behalf on the election of directors unless you provide specific instructions by following the instructions from your broker about voting your shares by telephone, or Internet or completing and returning the voting instruction form. For your vote to be counted in the election of directors, you now will need to communicate your voting decisions to your bank, broker or other holder of record before the date of the Annual Meeting. Please review the proxy materials and follow the relevant instructions to vote your shares. We hope you will exercise your rights and fully participate as a stockholder.

SOLICITATION OF PROXIES

It is important that you are represented by proxy or are present in person at the Annual Meeting. The Company requests that you vote your shares by following the instructions as set forth in the Notice of Internet Availability of Proxy Materials. Your proxy will be voted in accordance with the directions you provide.

Other than the election of thirteen (13) directors and approval of the 2010 Long-Term Incentive Plan, the Company is not aware of any additional matters that will be presented for consideration at the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, your proxy will be voted in the discretion of the proxy holder.

You may revoke your proxy at any time prior to its exercise by:

1.	filing a written notice of revocation with the secretary of the Company,

2.	delivering to the Company a duly executed proxy bearing a later date, or

3.	attending the Annual Meeting, filing a notice of revocation with the secretary and voting in person.

The Company’s board of directors is making this solicitation and the Company will pay the costs of this proxy solicitation. The directors, officers and regular employees of the Company and the Bank may also solicit proxies by telephone or in person but will not be paid additional compensation to do so.

PROPOSALS FOR STOCKHOLDER ACTION

Election of Directors

The Company currently has thirteen (13) directors on the board of directors and all have been nominated for re-election. Directors serve a one-year term or until their successors are elected and qualified. All of the nominees below currently serve as a director and have indicated their willingness to continue to serve as a director if elected. However, if any of the nominees is unable or declines to serve for any reason, your proxy will be voted for the election of a substitute nominee selected by the proxy holders.

Nominees

At the Annual Meeting, the stockholders will elect thirteen (13) directors. The board of directors recommends a vote FOR each of the nominees set forth below:

Name	Age	Position

James R. Holland, Jr	66	Director; Chairman of the Board
George F. Jones, Jr.	66	Director; President and Chief Executive Officer; Chief Executive Officer of Texas Capital Bank, N.A.
Peter B. Bartholow	61	Director; Chief Financial Officer
James H. Browning	60	Director
Joseph M. (Jody) Grant	71	Director
Frederick B. Hegi, Jr.	66	Director
Larry L. Helm	62	Director
W. W. McAllister III	68	Director
Lee Roy Mitchell	73	Director
Elysia Holt Ragusa	59	Director
Steven P. Rosenberg	51	Director
Robert W. Stallings	60	Director
Ian J. Turpin	65	Director

James R. Holland, Jr. has been a director since June 1999 and has served as Chairman since May 2008. He has served as the President and Chief Executive Officer of Unity Hunt, Inc., a diversified holding company, since 1991. He has also served as Trustee of the Lamar Hunt Trust Estate since 1991. Mr. Holland currently serves on the board of directors of Placid Holding Company and National CineMedia, Inc.

As our Chairman, Mr. Holland brings a wealth of knowledge and leadership capability. His business experience and expertise in matters of corporate governance, combined with his experience as a board member for other public and private companies, makes him exceptionally well qualified to continue to serve as our Chairman and as chair of the Governance and Nominating Committee.

George F. Jones, Jr. has served as Chief Executive Officer since May 2008 and President since 2007. Mr. Jones has served as a director since 1999. He also served as the Chief Executive Officer of the Bank since its inception in December 1998 and has served as President of the Bank from December 1998 to October 2008.

As our CEO, and our former Bank President, as well as one of our original founders, Mr. Jones has extensive knowledge of all aspects of our business. His extensive business knowledge combined with his drive for excellence and his demonstrated leadership in building our Company make him highly qualified to continue to serve as a director and our CEO.

Peter B. Bartholow has served as the Chief Financial Officer and as a director since October 2003. Prior to joining us in 2003, he was managing director of a private equity firm, served as a financial executive with EDS, and spent many years in the banking industry as an executive officer and member of the boards of both public and private companies.

As our CFO, Mr. Bartholow has extensive knowledge of all aspects of our business. His previous business and financial experience as an executive officer and director of other public companies make him qualified to continue to serve as a director and our CFO.

James H. Browning has served as a director since October 2009. He recently retired as a partner at KPMG LLP, an international accounting firm, in Houston where he served companies in the energy, construction, manufacturing, distribution and commercial industries. He began his career at KPMG in 1971, becoming a partner in 1980. He most recently served as KPMG’s Southwest Area Professional Practice Partner. He has also served as an SEC Reviewing Partner and as Partner in Charge of the New Orleans audit practice.

As a former partner with KPMG and having over 38 years in public accounting, Mr. Browning has demonstrated leadership capability. His public accounting experience with various industries gives him a wealth of knowledge in dealing with financial and accounting matters, as well as extensive knowledge of the role of boards of directors. Mr. Browning is a highly qualified director and an audit committee financial expert on the Company’s Audit Committee.

Joseph M. (Jody) Grant has been a director since 1999 and became Chairman Emeritus and Senior Executive Advisor in May 2008. He previously served as Chairman of the Board and Chief Executive Officer since the Company commenced operations in 1998. He is also a partner and senior advisor to BankCap Partners, LP, a private equity firm based in Dallas providing growth oriented investments in the banking industry. He currently serves as a director of Vignette Corporation and formerly served as director of Chaparral Steel.

As our former Chairman and CEO, as well as one of our original founders, Mr. Grant is exceptionally well qualified to serve as a director. His detailed knowledge of our business as well as his experience as an executive officer and director of other public companies allow him to provide valuable insight to the Board.

Frederick B. Hegi, Jr. has been a director since June 1999. He has been a partner of Wingate Partners, an investment company, since he co-founded it in 1987. Mr. Hegi currently serves as Chairman of the board of directors of United Stationers, Inc. and as a director of Drew Industries Incorporated.

As a current member of our board of directors who has served in that capacity for over 10 years at Texas Capital, and as a director with other public and private companies, Mr. Hegi has extensive financial expertise and provides a wealth of knowledge about the role of the board of directors and effective corporate governance, The scope and depth of his experiences make him extremely well qualified to be a director, to lead our HR Committee and to serve on the Governance and Nominating Committee.

Larry L. Helm has been a director since January 2006.  He has served as executive vice president-finance and administration of Petrohawk Energy Corporation, a company engaged in the acquisition, development, production and exploration of natural gas and oil properties located in North America since 2004. Prior to joining Petrohawk, Mr. Helm spent 14 years with Bank One, most notably as Chairman and CEO of Bank One Dallas.

As a former banking executive, Mr. Helm has extensive knowledge about our industry. In addition, his current role as an executive in an energy company and previous responsibilities in managing energy and commercial lending groups, gives him extremely important insight into the Company’s lending activities.

W. W. McAllister III has been a director since June 1999. He is a private investor. Prior to retirement, he served for many years as CEO and director of financial services companies engaged in the insurance and savings and loan industries and as trustee of U.S. Global Fund Group.

With Mr. McAllister’s experience in the financial services and investment management businesses he is able to provide the Board with valuable insight. Mr. McAllister is an audit committee financial expert and well qualified to serve as Chairman of the Audit Committee.

Lee Roy Mitchell has served as a director since June 1999. He has served as Chairman of the board of directors and Chief Executive Officer of Cinemark USA, Inc., a movie theater operations company, since 1985.

As a longtime executive and director in the entertainment services industry, Mr. Mitchell has demonstrated leadership in numerous capacities. His business and leadership experience as a CEO of a public company allows him to offer valuable insight to our Board.

Elysia Holt Ragusa has served as a director since January 2010. She is an International Director of Jones Lang LaSalle and currently provides team leadership and has P&L responsibility for the Central Texas market while also serving clients in Austin, San Antonio, and Dallas/Fort Worth. From 2001 until 2007, she served as President and Chief Operating Officer of The Staubach Company, chaired Staubach’s Executive and Operating Committees and was a member of its board of directors. Jones Lang LaSalle and The Staubach Company merged in 2008. She also serves as a director of Fossil, Inc.

As an executive and director with extensive experience in all aspects of the commercial real estate business in Texas, Ms. Ragusa will provide valuable insight for this important aspect of our business. This expertise, her demonstrated leadership capabilities and the experience gained as a member of the board of directors of another public company is valuable to the Company.

Steven P. Rosenberg has served as a director since September 2001. He is President of SPR Ventures, Inc., a private investment company, and President of SPR Packaging LLC, a manufacturer of flexible packaging for the food industry. He currently serves on the board of directors of Cinemark Holdings and PRGX Global.

As an entrepreneur in a manufacturing business in Texas, as well as a director of other public companies, Mr. Rosenberg offers valuable insight to the Board. Mr. Rosenberg is also an audit committee financial expert and serves as a member of the Audit Committee, as well as a member of the HR Committee.

Robert W. Stallings has served as a director since August 2001. He has also served as Chairman of the board of directors and Chief Executive Officer of Stallings Capital Group, an investment company, since March 2001. He is currently Executive Chairman of the Board of Gainsco, Inc, a property and casualty insurance company. He serves as a director for Crescent Realty. Prior to Gainsco, he acted as Chairman and CEO of an asset management company as well as a savings bank.

With Mr. Stallings vast experience in the banking and financial services industry, he has extensive knowledge about our industry, which makes him highly qualified to lead our Directors’ Loan Committee and to serve on the Governance and Nominating Committee.

Ian J. Turpin has been a director since May 2001.  Since 1992, he has served as President and director of The LBJ Holding Company and various companies affiliated with the family of the late President of the United States, Lyndon B. Johnson, which are involved in radio, real estate, private equity investments and managing diversified investment portfolios.

With Mr. Turpin’s business experience in a variety of industries, he is able to offer valuable insights to the Board. With his background in public accounting, Mr. Turpin also qualifies as an audit committee financial expert serving as a member of the Audit Committee.

Vote Required

To be elected, nominees for director must receive a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. This means that the director nominees with the most votes are elected, regardless of whether any nominee receives a majority of the votes.

The board of directors recommends a vote FOR the election of each of the nominees.

Approval of the 2010 Long-Term Incentive Plan

Upon recommendation of the Human Resources Committee of the Board of Directors of the Company, the Board of Directors of the Company has adopted, subject to stockholder approval, the Texas Capital Bancshares, Inc. 2010 Long-Term Incentive Plan (hereinafter called the “2010 Incentive Plan”). The 2010 Incentive Plan is intended to enable the Company to remain competitive and innovative in its ability to attract, motivate, reward and retain the services of key employees, certain key contractors, and non-employee directors. The 2010 Incentive Plan provides for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards which may be granted singly, in combination, or in tandem, and which may be paid in cash or stock. The 2010 Incentive Plan is expected to provide flexibility to the Company’s compensation methods in order to adapt the compensation of key employees, certain key contractors, and non-employee directors to a changing business environment, after giving due consideration to competitive conditions and the impact of federal tax laws.

It is the judgment of the Board of Directors of the Company that the 2010 Incentive Plan is in the best interest of the Company and its stockholders.

2010 Plan Share Limits

The maximum number of shares of common stock authorized to be issued under the 2010 Incentive Plan is 700,000. Shares are counted against the authorization only to the extent they are actually issued. Thus, awards which terminate by expiration, forfeiture, cancellation, or otherwise are settled in cash in lieu of shares, or exchanged for awards not involving shares, shall again be available for grant under the 2010 Incentive Plan.

The following table sets forth the number of shares authorized for future issuance along with the equity dilution represented by the shares available for future awards as a percentage of the common shares outstanding on March 15, 2010.

		Equity Dilution:
		Percent of Basic
	Total Shares	Common Shares
	Available	Outstanding

Shares authorized for future awards under the 2005 Plan	209,000	.58%
Requested additional shares available in the 2010 Plan	700,000	1.95%
Total shares authorized for future awards after approval of the 2010 Plan	909,000	2.53%

The equity overhang, or the percentage of outstanding shares (plus shares that could be issued pursuant to the 2010 Incentive Plan) represented by all stock incentives awarded and those available for future awards under all Plans was 10.0% (calculated as all shares issuable upon exercise of outstanding stock options and vesting of outstanding restricted stock and restricted stock units plus shares available for future award divided by (a) basic common shares outstanding + (b) shares in the numerator).

The following table sets forth information regarding outstanding stock options and restricted stock and restricted stock units as of December 31, 2009.

		Weighted	Weighted Average	Non-vested
		Average	Remaining Years of	Restricted
	# Outstanding	Exercise Price	Contractual Life	Stock Units

Stock options	1,167,736	$12.07	3.52
Stock appreciation rights	1,206,738	16.16	6.85
Total	2,374,474	14.15	5.21	714,399

Carve-out

When employees hold “in-the-money” stock options for a long time it can artificially skew the overhang, or the percentage of outstanding shares represented by all stock incentives awarded and those available for future awards under all plans. Therefore, certain proxy advisory firms have started using a “carve-out” methodology for this calculation. A company may apply the carve-out methodology for purposes of determining the number of new shares that can be requested, if they have sustained positive stock performance and high equity overhang (attributable to in-the-money options outstanding in excess of six years), along with sound compensation practices.

Our company has:

•	demonstrated prolonged favorable total shareholder return (“TSR”) as compared to averages in the banking industry (comparisons of TSR for the banking industry based on NASDAQ Bank Index) through March 26, 2010

•	One year TSR 42.2% compared to industry performance of -16.02%

•	3-year TSR -4.4% compared to -45.6% for the industry

•	5-year TSR -12.1% compared to -37.5% for the industry;and

•	10-year TSR (pre-public offering) 204.0% compared to 35.2% for the banking industry.

•	pay for performance practices aligned with industry standards;

•	a concentration ratio (ratio of awards granted to named executive officers) well below the threshold established by certain proxy advisory firms;

•	a significant portion of overhang attributed to a large population of employees who have held stock options due to their increasing value; and

•	not provided pension, profit sharing or other deferred compensation programs for its officers, so stock-based compensation more effectively links compensation to stockholder interests by having a high proportion of total compensation connected to the value of the Company’s common stock.

•

We believe the carve-out is applicable to our Company based on the reasons above.

The following table provides information on vested stock options outstanding demonstrating the components of the overhang as of March 15, 2010.

			Weighted Average
	Vested Options	Weighted Average	Remaining Years of
	Outstanding	Exercise Price	Contractual Life

Substantially in-the-money options outstanding in excess of six years	695,836	$8.45	2.68
Other options outstanding in excess of six years	125,520	14.26	3.75
All options outstanding less than six years	317,850	19.36	4.79

“Substantially in-the-money options outstanding in excess of six years” is defined by the proxy advisory firm as options with an exercise price of less than $14.00 and are detailed in the table below. All grants prior to June 2003 were priced at 7.25 and have been in-the-money 100% of the trading days since vesting. For grants subsequent to June 2003 we have included information by grant and included the percent (%) of time the options have been in the money since vesting.

				Weighted Average
	% of time Vested Options	Vested Options	Weighted Average	Remaining Years of
Grant Date	in the Money	Outstanding	Exercise Price	Contractual Life

12/16/2003	69%	35,515	13.95	3.72
12/16/2003	62%	35,515	13.95	3.72
12/16/2003	60%	35,515	13.95	3.72
8/28/2003	99%	10,000	8.25	3.41
8/11/2003	99%	64,000	8.25	3.37
7/9/2003	99%	50,000	8.25	3.28
2003 prior to 5/31/03	100%	229,600	7.25	2.96
2002*	100%	163,650	7.25	2.00
2001*	100%	47,041	7.25	0.87
2000*	100%	25,000	7.25	0.19

Total substantially in-the-money options		695,836

*	All options granted in 2000, 2001 and 2002 were granted at the price shown for each year

The Company manages equity awards to market competitive levels to ensure that the overall compensation program attracts, retains and motivated our employees. Burn rate is generally calculated as all stock options, SARs, and RSUs granted in a fiscal year divided by the number of weighted average common shares outstanding. RSUs have comparatively long vesting periods of 5 and 6 years. Approximately 80% of RSUs granted to named executive officers are performance based, with early vesting directly related to stock prices ranging from $20 per share to $32.50. The balance of RSUs granted to named executive officers vest over 4 years. All RSU grants are subject to cliff vesting at the end of 5 or 6 years.

The following table sets forth information regarding awards granted, the burn rate for each of the last three fiscal years, and the average burn rate over the last three years.

	FY 2007	FY 2008	FY 2009	3-Year Average

SAR’s granted	186,000	142,000	246,500	191,500
RSU’s granted (adjusted for full value award, or 1.5 times)	308,325	307,725	385,815	333,955
Weighted average common shares outstanding	26,187,084	27,952,973	34,113,285	29,417,781
Burn rate	1.89%	1.61%	1.85%	1.79%

Description of the 2010 Incentive Plan

The following is a brief description of the 2010 Incentive Plan. A copy of the 2010 Incentive Plan is attached as Exhibit A to this Proxy Statement, and the following description is qualified in its entirety by reference to the 2010 Incentive Plan.

Effective Date and Expiration.  The 2010 Incentive Plan will become effective on May 18, 2010, subject to and conditioned upon stockholder approval of the 2010 Incentive Plan, and will terminate on May 17, 2020. No award may be made under the 2010 Incentive Plan after its expiration date, but awards made prior thereto may extend beyond that date.

Share Authorization.  Subject to certain adjustments, the number of the Company’s common shares that may be issued pursuant to awards under the 2010 Incentive Plan is 700,000 shares, 100% of which may be delivered pursuant to incentive stock options. Subject to certain adjustments, with respect to any participant who is an officer of the Company subject to Section 16 of the Securities Exchange Act of 1934 or a “covered employee”

as defined in Section 162(m)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), a maximum of 200,000 shares may be granted in any one year in the form of any award to such participant, of which a maximum of (i) 100,000 shares may be granted to such participant in the form of stock options or stock appreciation rights, and (ii) 100,000 shares may be granted to such participant in the form of restricted stock, restricted stock units, performance awards or other stock based awards. In addition, no participant may receive in any calendar year performance-based stock awards with an aggregate value of more than $1,500,000. The 2010 Incentive Plan also provides that no more than 10% of the common shares that may be issued pursuant to an award under the 2010 Incentive Plan may be designated as “exempt shares.” The Human Resources Committee has greater flexibility to accelerate the vesting for shares designated as exempt shares.

Shares to be issued may be made available from authorized but unissued common shares, common shares held by the Company in its treasury, or common shares purchased by the Company on the open market or otherwise. During the term of the 2010 Incentive Plan, the Company will at all times reserve and keep enough common shares available to satisfy the requirements of the 2010 Incentive Plan. If an award under the 2010 Incentive Plan is cancelled, forfeited or expires, in whole or in part, the shares subject to such forfeited, expired or cancelled award may again be awarded under the 2010 Incentive Plan. In the event that previously acquired common shares are delivered to the Company in full or partial payment of the option price for the exercise of a stock option granted under the 2010 Incentive Plan, the number of common shares available for future awards under the 2010 Incentive Plan shall be reduced only by the net number of common shares issued upon the exercise of the stock option or settlement of an award. Awards that may be satisfied either by the issuance of common shares or by cash or other consideration shall be counted against the maximum number of common shares that may be issued under the 2010 Incentive Plan only during the period that the award is outstanding or to the extent the award is ultimately satisfied by the issuance of common shares. Awards will not reduce the number of common shares that may be issued, however, if the settlement of the award will not require the issuance of common shares. Only shares forfeited back to the Company, shares cancelled on account of termination, expiration or lapse of an award, shares surrendered in payment of the exercise price of an option or shares withheld for payment of applicable employment tax withholding obligations resulting from the exercise of a stock option shall again be available for grant of incentive stock options under the 2010 Incentive Plan, but shall not increase the maximum number of shares described above as the maximum number of common shares that may be delivered pursuant to incentive stock options.

On March 31, 2010, the fair market value of a common share of the Company was $18.99.

Administration.  The 2010 Incentive Plan will be administered by the Human Resources Committee of the Board of Directors (“the Committee”). Currently, the Committee is comprised of three independent directors who are “non-employee directors” in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, and “outside directors” in accordance with Section 162(m) of the Code. The Committee may delegate certain duties to one or more officers of the Company as provided in the 2010 Incentive Plan. The Committee will determine the persons to whom awards are to be made, determine the type, size and terms of awards, interpret the 2010 Incentive Plan, establish and revise rules and regulations relating to the 2010 Incentive Plan and make any other determinations that it believes necessary for the administration of the 2010 Incentive Plan.

Eligibility.  Employees (including any employee who is also a director or an officer), contractors, and non-employee directors of the Company or its subsidiaries whose judgment, initiative and efforts contributed to or may be expected to contribute to the successful performance of the Company are eligible to participate in the 2010 Incentive Plan. As of March 31, 2010, the Company had approximately 150 employees, and 11 directors who would be eligible under the 2010 Incentive Plan.

Financial Effect of Awards.  The Company will receive no monetary consideration for the granting of awards under the 2010 Incentive Plan, unless otherwise provided when granting restricted stock or restricted stock units. The Company will receive no monetary consideration other than the option price for common shares issued to participants upon the exercise of their stock options and the Company will receive no monetary consideration upon the exercise of stock appreciation rights.

Stock Options.  The Committee may grant either incentive stock options qualifying under Section 422 of the Code or non-qualified stock options, provided that only employees of the Company and its subsidiaries (excluding subsidiaries that are not corporations) are eligible to receive incentive stock options. Stock options may not be granted with an option price less than 100% of the fair market value of a common share on the date the stock option is granted. If an incentive stock option is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary), the option price shall be at least 110% of the fair market value of a common share on the date of grant. Recipients of stock options may pay the option exercise price (i) in cash, check, bank draft or money order payable to the order of the Company, (ii) by delivering to the Company common shares already owned by the participant having a fair market value equal to the aggregate option exercise price and that the participant has not acquired from the Company within six months prior to the exercise date, (iii) by delivering to the Company or its designated agent an executed irrevocable option exercise form together with irrevocable instructions from the participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the common shares purchased upon the exercise of the option or to pledge such shares to the broker as collateral for a loan from the broker and to deliver to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and (iv) by any other form of valid consideration that is acceptable to the Committee in its sole discretion.

Stock options will be exercisable as set forth in the option agreements pursuant to which they are issued, but in no event will stock options be exercisable after the expiration of ten (10) years from the date of grant. Options are not transferable other than by will or the laws of descent and distribution, except that the Committee may permit further transferability of a non-qualified stock option and, unless otherwise provided in the option agreement, a non-qualified stock option may be transferred to: (1) one or more members of the immediate family of the participant; (2) a trust for the benefit of one or more members of the immediate family of the participant; (3) a partnership, the sole partners of which are the participant, members of the immediate family of the participant, and entities which are controlled by the participant and/or members of the immediate family of the participant; or (4) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code, provided that (x) there shall be no consideration for any such transfer; (y) the option agreement must expressly provide for transferability; and (z) subsequent transfers are prohibited other than by will or the laws of descent and distribution.

Stock Appreciation Rights.  Stock appreciation rights (“SARs”) may, but need not, relate to options. A SAR is the right to receive an amount equal to the excess of the fair market value of a common share on the date of exercise over the fair market value of a common share on the date of grant. A SAR granted in tandem with a stock option will require the holder, upon exercise, to surrender the related stock option with respect to the number of shares as to which the SAR is exercised. The Committee will determine the terms of each SAR at the time of the grant. Any SAR may not be granted at less than the fair market value of a common share on the date the SAR is granted and cannot have a term of longer than ten (10) years. Distributions to the recipient may be made in common shares, in cash or in a combination of both as determined by the Committee. SARs may be transferable in a similar manner as non-qualified stock options, as described above.

Restricted Stock and Restricted Stock Units.  Restricted stock consists of shares that are transferred or sold by the Company to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant. Restricted stock units are the right to receive common shares at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with the Company, the passage of time or other restrictions or conditions. The value of the restricted stock units may be paid in common shares, cash, or a combination of both, as determined by the Committee.

Performance Awards.  The Committee may grant performance awards payable in cash or common shares at the end of a specified performance period. Payment will be contingent upon achieving pre-established performance goals (as discussed below) by the end of the performance period. The Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made. Subject to Committee discretion, a performance award will terminate for all purposes if the participant is not continuously employed by the Company at all times during the applicable performance period.

Other Awards.  The Committee may grant other forms of awards payable in cash or common shares if the Committee determines that such other form of award is consistent with the purpose and restrictions of the 2010 Incentive Plan. The terms and conditions of such other form of award shall be specified by the grant. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

Dividend Equivalent Rights.  The Committee may grant a dividend equivalent right either as a component of another award or as a separate award. The terms and conditions of the dividend equivalent right shall be specified by the grant. Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently or may be deemed to be reinvested in additional common shares. Any such reinvestment shall be at the fair market value at the time thereof. Dividend equivalent rights may be settled in cash or common shares.

Performance Goals.  Awards of restricted stock, restricted stock units, performance awards and other awards (whether relating to cash or common shares) under the 2010 Incentive Plan may be made subject to the attainment of performance goals relating to one or more business criteria which, where applicable, shall be within the meaning of Section 162(m) of the Code and consist of one or more or any combination of the following criteria: growth in interest income and expense; net interest margin; efficiency ratio; growth in non-interest income and non-interest expense and ratios to earnings assets; net revenue growth and ratio to earning assets; capital ratios; asset or liability interest rate sensitivity and gap; effective tax rate; deposit growth and composition; liquidity management; securities portfolio (value, yield, spread, maturity, or duration); earning asset growth and composition (loans, securities); non-interest income (including, fees, premiums and commissions, loans, wealth management, treasury management, insurance, funds management); overhead ratios, productivity ratios (including EA/FTE, pre-tax income/FTE); credit quality measures; return on assets; return on equity; economic value of equity EVE; compliance ratings; internal controls; enterprise risk measures (including interest rate, loan concentrations, portfolio composition, credit quality, operational measures, compliance ratings, balance sheet, liquidity, insurance); cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company’s common shares; return on assets, equity or stockholders’ equity; market share; inventory levels, inventory turn or shrinkage; or total return to stockholders (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any

Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases, or (v) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an award which is consistently applied and identified in the audited financial statements, including footnotes, or the Compensation Discussion and Analysis section of the Company’s Annual Report on Form 10-K. However, to the extent Section 162(m) of the Code is applicable, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a Performance Goal.

Vesting of Awards.  Except as otherwise provided below, the Committee, in its sole discretion, may determine that an award will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its date of grant, or until the occurrence of one or more specified events, subject in any case to the terms of the 2010 Incentive Plan. If the Committee imposes conditions upon vesting, then, except as otherwise provided below, subsequent to the date of grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the award may be vested. The Committee must grant all “full value awards” (i.e., awards with a net benefit to the participant, without regard to certain restrictions, equal to the aggregate fair market value of the total common shares subject to the award) in accordance with the following provisions: (i) all full value awards granted by the Committee that constitute performance awards must vest no earlier than one (1) year after the date of grant; (ii) all full value awards granted by the Committee that constitute “tenure awards” (i.e., awards that vest over time based on the participants continued employment with or service to the Company) must vest no earlier than over the three (3) year period commencing on the date of grant on a pro rata basis; and (iii) the Committee may not accelerate the date on which all or any portion of a full value award may be vested or waive the period an award is restricted on a full value award except upon the participant’s death, total and permanent disability, retirement, or the occurrence of a “change in control.” Notwithstanding the foregoing, for full value awards, the Committee may, in its sole discretion, grant awards with more favorable vesting provisions, accelerate the vesting, or waive the period an award is restricted, at any time, provided that the common shares subject to such awards shall be designated as exempt shares. As discussed above, only 10% of the common shares that may be issued pursuant to an award under the 2010 Incentive Plan may be designated as exempt shares.

Adjustments Upon Changes in Capitalization.  In the event that any dividend or other distribution, recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of the common shares or other securities of the Company, issuance of warrants or other rights to purchase common shares or other securities of the Company, or other similar corporate transaction or event affects the fair value of an award, then the Committee shall adjust any or all of the following so that the fair value of the award immediately after the transaction or event is equal to the fair value of the award immediately prior to the transaction or event (i) the number of shares and type of common stock (or the securities or property) which thereafter may be made the subject of awards, (ii) the number of shares and type of common shares (or other securities or property) subject to outstanding awards, (iii) the number of shares and type of common shares (or other securities or property) specified as the annual per-participant limitation under the 2010 Incentive Plan, (iv) the option price of each outstanding award, (v) the amount, if any, the Company pays for forfeited common shares in accordance with the terms of the 2010 Incentive Plan, and (vi) the number of or exercise price of common shares then subject to outstanding SARs previously granted and unexercised under the 2010 Incentive Plan to the end that the same proportion of the Company’s issued and outstanding common shares in each instance shall remain subject to exercise at the same aggregate exercise price; provided however, that the number of common shares (or other securities or property) subject to any award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the

2010 Incentive Plan or any stock option to violate Section 422 of the Code or Section 409A of the Code. All such adjustments must be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

Amendment or Discontinuance of the Plan.  The Board of Directors of the Company may, at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend or discontinue the 2010 Incentive Plan in whole or in part; provided, however, that (i) no amendment that requires stockholder approval in order for the 2010 Incentive Plan and any awards under the 2010 Incentive Plan to continue to comply with Sections 162(m), 421, and 422 of the Code (including any successors to such Sections, or other applicable law) or any applicable requirements of any securities exchange or inter-dealer quotation system on which the Company’s stock is listed or traded, shall be effective unless such amendment is approved by the requisite vote of the Company’s stockholders entitled to vote on the amendment; and (ii) unless required by law, no action by the Board of Directors of the Company regarding amendment or discontinuance of the 2010 Incentive Plan may adversely affect any rights of any participants or obligations of the Company to any participants with respect to any outstanding award under the 2010 Incentive Plan without the consent of the affected participant.

Notwithstanding the foregoing, no amendment to the 2010 Incentive Plan that increases the benefits accrued to participants, increases the maximum number of common shares which may be issued under the 2010 Incentive Plan, or modifies the requirements for participation in the 2010 Incentive Plan shall be effective unless such amendment shall be approved by the stockholders of the Company entitled to vote thereon in the manner set forth in the Company’s articles of incorporation and bylaws. Any amendments made shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding awards theretofore granted under the 2010 Incentive Plan, notwithstanding any contrary provisions contained in any award agreement. In the event of any such amendment to the 2010 Incentive Plan, the holder of any award outstanding under the 2008 Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any award agreement relating thereto.

Plan Benefits.  To date, the Company has not granted any awards under the 2010 Incentive Plan. Future benefits under the 2010 Incentive Plan are not currently determinable.

Federal Income Tax Consequences.  The following is a brief summary of certain federal income tax consequences relating to the transactions described under the 2010 Incentive Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and treasury regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Law Affecting Deferred Compensation.  In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, stock appreciation rights, restricted stock units and certain types of restricted stock are subject to Section 409A of the Code.

Incentive Stock Options.  A participant will not recognize income at the time an incentive stock option is granted. When a participant exercises an incentive stock option, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value (determined as of the date of grant) of the common shares with respect to which the participant’s incentive stock options are exercisable for the first time during any year exceeds $100,000, the incentive stock options for the common shares over $100,000 will be treated as non-qualified stock options, and not incentive stock options, for federal tax purposes, and the participant will recognize income as if the incentive stock options were non-qualified stock options. In addition to the foregoing, if the fair market value of the common shares received upon exercise of an incentive stock option exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.

The tax treatment of any common shares acquired by exercise of an incentive stock option will depend upon whether the participant disposes of his or her shares prior to two years after the date the incentive stock option was granted or one year after the common shares were transferred to the participant (referred to as the “Holding Period”). If a participant disposes of common shares acquired by exercise of an incentive stock option after the expiration of the Holding Period, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the common shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

If the participant disposes of common shares acquired by exercise of an incentive stock option prior to the expiration of the Holding Period, the disposition will be considered a “disqualifying disposition.” If the amount received for the common shares is greater than the fair market value of the common shares on the exercise date, then the difference between the incentive stock option’s exercise price and the fair market value of the common shares at the time of exercise will be treated as ordinary income for the tax year in which the “disqualifying disposition” occurs. The participant’s basis in the common shares will be increased by an amount equal to the amount treated as ordinary income due to such “disqualifying disposition.” In addition, the amount received in such “disqualifying disposition” over the participant’s increased basis in the common shares will be treated as capital gain. However, if the price received for common shares acquired by exercise of an incentive stock option is less than the fair market value of the common shares on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the “disqualifying disposition” over the basis of the common shares.

Non-qualified Stock Options.  A participant generally will not recognize income at the time a non-qualified stock option is granted. When a participant exercises a non-qualified stock option, the difference between the option price and any higher market value of the common shares on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant’s tax basis for common shares acquired under a non-qualified stock option will be equal to the option price paid for such common shares, plus any amounts included in the participant’s income as compensation. When a participant disposes of common shares acquired by exercise of a non-qualified stock option, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the common shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

Special Rule if Option Price is Paid for in Common Shares.  If a participant pays the option price of a non-qualified stock option with previously-owned shares of the Company’s common shares and the transaction is not a disqualifying disposition of common shares previously acquired under an incentive stock option, the common shares received equal to the number of common shares surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for these common shares received will be equal to the participant’s tax basis and holding period for the common shares surrendered. The common shares received in excess of the number of common shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value. The participant’s tax basis in these common shares will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.

If the use of previously acquired common shares to pay the exercise price of a non-qualified stock option constitutes a disqualifying disposition of common shares previously acquired under an incentive stock option, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the common shares surrendered, determined at the time such common shares were originally acquired on exercise of the incentive stock option, over the aggregate option price paid for such common shares. As discussed above, a disqualifying disposition of common shares previously acquired under an incentive stock option occurs when the participant disposes of such shares before the end of the Holding Period. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the common shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Restricted Stock.  A participant who receives Restricted Stock generally will recognize as ordinary income the excess, if any, of the fair market value of the common shares granted as Restricted Stock at such time as the common shares are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such common shares. However, a participant who receives Restricted Stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the common shares to recognize ordinary income on the date of transfer of the common shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such common shares) over the purchase price, if any, of such shares. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to common shares. At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income, plus the purchase price paid by the participant, if any, for such shares.

Stock Appreciation Rights.  Generally, a participant who receives a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted, provided that the SAR is exempt from or complies with Section 409A of the Code. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If a recipient receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the grant price, if any, will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

Other Awards.  In the case of an award of restricted stock units, performance awards, dividend equivalent rights or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from or complies with Section 409A of the Code. In that taxable year, the Company will receive a federal income tax deduction in an amount equal to the ordinary income which the participant has recognized.

Federal Tax Withholding.  Any ordinary income realized by a participant upon the exercise of an award under the 2010 Incentive Plan is subject to withholding of federal, state and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy federal income tax withholding requirements, the Company will have the right to require that, as a condition to delivery of any certificate for common shares, the participant remit to the Company an amount sufficient to satisfy the withholding requirements. Alternatively, the Company may withhold a portion of the common shares (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations or may, if the Company consents, accept delivery of common shares with an aggregate fair market value that equals or exceeds the required tax withholding payment.

Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the common shares. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by the Company to employees by January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

Tax Consequences to the Company.  To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Million Dollar Deduction Limit and Other Tax Matters.  The Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either the Company’s principal executive officer or an individual who is among the three highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer). The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation, and only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities). To the extent that the Company determines that Section 162(m) of the Code will apply to any awards granted pursuant to the 2010 Incentive Plan, the Company intends that such awards will be constructed so as to constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

If an individual’s rights under the 2010 Incentive Plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% Federal excise tax (in addition to Federal income tax) payable by the individual on the value of such accelerated rights, and (ii) the loss by the Company of a compensation deduction.

Interest of Directors and Executive Officers.  All members of the Board of Directors and all executive officers of the Company are eligible for awards under the 2010 Incentive Plan and thus, have a personal interest in the approval of the 2010 Incentive Plan.

Vote Required

The proposal to approve the 2010 Long-Term Incentive Plan requires the affirmative vote of the holders of a majority of the common shares present, in person or by proxy, and entitled to vote on the proposal.

The board of directors recommends a vote FOR approval of the 2010 Long-Term Incentive Plan.

Other Matters

The Company does not currently know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the proxy holders will vote your proxy in their discretion on such matters.

BOARD AND COMMITTEE MATTERS

Board of Directors

The business affairs of the Company are managed under the direction of the board of directors. The board of directors meets on a regularly scheduled basis during the fiscal year of the Company to review significant developments affecting the Company and to act on matters requiring approval by the board of directors. It also holds special meetings as required from time to time when important matters arise, requiring action between scheduled meetings. The board of directors had six regularly scheduled meetings and one special meeting during the 2009 fiscal year. Each of the Company’s directors participated in at least 75% of the meetings of the board of directors and the committees of the board on which the director served during 2009.

Director Independence

The board of directors has determined that each director other than Joseph M. Grant, George F. Jones, Jr., and Peter B. Bartholow qualifies as an “Independent Director” as defined in the Nasdaq Stock Market Listing Rules and as further defined by applicable statues and regulations.

Board Leadership Structure and Risk Oversight

Under the Company’s Board leadership structure, the CEO and Chairman positions are held by two separate individuals. James R. Holland, Jr acts as a non-employee Chairman and George F. Jones is the CEO. The Board determined that this was the most effective way for its leadership to be structured and believes this is a best practice for governance in its industry.

The Company has intensified its focus on risk evident in the industry, its markets and those related to its unique business model. As a result, the Company created a Risk Management Committee (“RMC”) which operates under the direction of the Audit Committee of the board of directors. The Audit Committee approved the RMC’s charter and defined scope of activities. The RMC is comprised of executives responsible for all major categories of risk and reports to the Audit Committee at least quarterly. The Audit Committee then reports to the Board at least quarterly on any activities of the RMC. If there were any risk matters requiring attention, the RMC would alert the Audit Committee and then elevate any matters necessary to the Board.

Committees of the Board of Directors and Meeting Attendance

The board of directors had three standing committees during 2009.

•	Governance and Nominating Committee. The Governance and Nominating Committee has the power to act on behalf of the board of directors and to direct and manage the business and affairs of the Company whenever the board of directors is not in session. Governance and Nominating Committee members are James R. Holland, Jr. (Chairman), Frederick B. Hegi, Jr., and Robert W. Stallings. The Committee evaluates and recommends candidates for election as directors, makes recommendations concerning the size and composition of the board of directors, develops and implements the Company’s corporate governance policies, develops specific criteria for director independence and assesses the effectiveness of the board of directors. Each member of the Committee is an independent director. The Company’s board of directors has adopted a charter for the Governance and Nominating Committee. A current copy of the charter is available on the Company’s website at www.texascapitalbank.com. During 2009, the Governance and Nominating Committee met twenty five times. During 2009, the Governance and Nominating Committee acted as the Pricing Committee for the offering of 4.6 million shares of the Company’s common stock in May 2009. One of the twenty five meetings noted above was a pricing meeting.

In evaluating and determining whether to nominate a candidate for a position on the Company’s board of directors, the Governance and Nominating Committee considers high professional ethics and values, relevant management experience and a commitment to enhancing stockholder value. In evaluating candidates for nomination, the Committee utilizes a variety of methods. The Committee considers diversity in identifying nominees for director. Primarily, the Committee looks for diversity in professional experiences and skills to ensure the Board is comprised of a group of individuals who will be able to contribute a variety of viewpoints which the Committee believes is important in ensuring that the Board exercises broad judgment and diligence in their role. The Committee regularly assesses the size of the board of directors, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the board of directors. Candidates may come to the attention of the Committee from current directors, stockholders, professional search firms, officers or other persons. The Committee will review all candidates in the same manner regardless of the source of the recommendation.

•	Audit Committee. The Company has an Audit Committee comprised of independent directors that reviews the professional services and independence of the Company’s independent registered public accounting firm and its accounts, procedures and internal controls. The board of directors has adopted a written charter for the Audit Committee. A current copy of the charter is available on the Company’s website at www.texascapitalbank.com. The Audit Committee recommends to the board of directors the firm selected to be the Company’s independent registered public accounting firm and monitors the performance of such firm, reviews and approves the scope of the annual audit, reviews and evaluates with the independent registered public accounting firm the Company’s annual audit and annual consolidated financial statements. The Committee reviews with management the status of internal accounting controls, evaluates problem areas having a potential financial impact on the Company that may be brought to its attention by management, the independent registered public accounting firm or the board of directors, and evaluates all of the Company’s public financial reporting documents. The Committee also directs the activities of the Company’s Risk Management Committee which is comprised of key members of management, including the CEO, CFO, President of the Bank and others with responsibility for credit policy and operations. The Audit Committee is comprised of four Independent directors: W. W. McAllister III (Chairman), James H. Browning, Steven P. Rosenberg, and Ian J. Turpin. During 2009, the Audit Committee met five times.

Audit Committee Financial Expert.  The board of directors has determined that each of the four audit committee members is financially literate under the current listing standards of Nasdaq. The board of directors also determined that all four members qualify as “audit committee financial experts” as defined by the SEC and therefore satisfy the Nasdaq Stock Market’s financial sophistication requirements as well.

•	Human Resources Committee. The Human Resources Committee (“HR Committee”) is empowered to advise management and make recommendations to the board of directors with respect to the compensation and other employment benefits of executive officers and key employees of the Company. The HR Committee also administers the Company’s long-term incentive stock plans for officers and key employees and the Company’s incentive bonus programs for executive officers and employees. A copy of the HR Committee Charter is available on the Company’s website at www.texascapitalbank.com. The HR Committee members are Frederick B. Hegi, Jr. (Chairman), Lee Roy Mitchell, and Steven P. Rosenberg. During 2009, the Human Resources Committee met five times.

Communications With the Board

Stockholders may communicate with the board of directors, including the non-management directors, by sending an e-mail to bod@texascapitalbank.com or by sending a letter to the board of directors, c/o Corporate Secretary, 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit your correspondence to the Chairman of the board or to any specific director to whom the correspondence is directed.

Report of the Audit Committee

The Audit Committee’s general role as an audit committee is to assist the board of directors in overseeing the Company’s financial reporting process and related matters. Each member of the Audit Committee is “Independent” as independence for audit committee members is defined by the Nasdaq Stock Market Listing Rules.

The Audit Committee has reviewed and discussed with the Company’s management and the Company’s independent registered public accounting firm the audited financial statements of the Company contained in the Company’s Annual Report on Form 10K for the year ended December 31, 2009.

The Audit Committee has also discussed with the Company’s independent registered public accounting firm the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 Communication with Audit Committees (as amended). The Audit Committee has received and reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence, and has discussed with the independent registered public accounting firm the firm’s independence. The Audit Committee has also considered whether the provision of non-audit services to the Company by Ernst & Young LLP is compatible with maintaining their independence.

Based on the review and discussion referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission.

This report is submitted on behalf of the Audit Committee.

W. W. McAllister III, Chairperson
James H. Browning
Steven P. Rosenberg
Ian J. Turpin

Code of Business Conduct and Ethics

The Company has adopted a code of business conduct and ethics that applies to all its employees, including its chief executive officer, chief financial officer and controller. The Company has made the code of conduct available on its website at www.texascapitalbank.com.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of March 31, 2010 concerning the beneficial ownership of the Company’s voting common stock by: (a) each director, director nominee and named executive officer, (b) each person the Company knows to beneficially own more than 5% of the issued and outstanding shares of a class of common stock, and (c) all of the Company’s named executive officers and directors as a group. The persons named in the table have sole voting and investment power with respect to all shares they owned, unless otherwise noted. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options, RSUs, or SARs held by that person that are currently exercisable or will become exercisable within 60 days after March 31, 2010 are deemed exercised and outstanding, while these shares are not deemed exercised and outstanding for computing percentage ownership of any other person.

	Number of Shares of		Percent of Shares
Persons Known to Company Who Own More Than 5%	Common Stock		of Common Stock
of Outstanding Shares of Company Common Stock	Beneficially Owned		Outstanding**

T. Rowe Price Associates, Inc.	3,548,500	(1)	9.72%
BlackRock, Inc.	2,466,769	(2)	7.22%
NWQ Investment Management Company, LLC	2,466,769	(3)	6.75%
Lord, Abbett & Co., LLC	2,418,395	(4)	6.62%
Buckhead Capital Management, LLC	1,840,250	(5)	5.04%

**	Percentage is calculated on the basis of 36,524,313 shares, the total number of shares of common stock outstanding on March 31, 2010.

(1)	As reported by T. Rowe Price Associates, Inc. on a Schedule 13G filed with the SEC on February 12, 2010, as of December 31, 2009. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2)	As reported by BlackRock, Inc. on a Schedule 13G filed with the SEC on January 29, 2010, as of December 31, 2009. These securities are owned by various individual and institutional investors for which BlackRock, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities.

(3)	As reported by NWQ Investment management Company, LLC on a Schedule 13G filed with the SEC on February 12, 2010, as of December 31, 2009. These securities are owned by various individual and institutional investors for which NWQ Investment Management Company, LLC serves as investment adviser with power to direct investments and/or sole power to vote the securities.

(4)	As reported by Lord, Abbett & Co., LLC on a Schedule 13G filed with the SEC on February, 12, 2010, as of December 31, 2009. These securities are owned by various individual and institutional investors for which Lord, Abbett & Co., LLC serves as investment adviser with power to direct investments and/or sole power to vote the securities.

(5)	As reported by Buckhead Capital Management, LLC on a Schedule 13G filed with the SEC on January 20, 2010, as of December 31, 2009. These securities are owned by various individual and institutional investors for which Buckhead Capital Management, LLC serves as investment adviser with power to direct investments and/or sole power to vote the securities.

	Number of Shares of		Percent of Shares
	Common Stock		of Common Stock
Name(1)	Beneficially Owned		Outstanding**

Vince A. Ackerson	30,140	(2)	*
Peter B. Bartholow	81,936	(3)	*
James H. Browning	2,000	(4)	*
C. Keith Cargill	114,744	(5)	*
Joseph M. (Jody) Grant	501,517	(6)	1.37%
Frederick B. Hegi, Jr.	226,693	(7)	*
Larry L. Helm	4,200	(8)	*
James R. Holland, Jr.	292,236	(9)	*
Elysia Holt Ragusa	—		*
John D. Hudgens	53,880	(10)	*
George F. Jones, Jr.	133,845	(11)	*
W. W. McAllister III	53,200	(12)	*
Lee Roy Mitchell	229,418	(13)	*
Steven P. Rosenberg	49,200	(14)	*
Robert W. Stallings	21,200	(15)	*
Ian J. Turpin	100,217	(16)	*
All executive officers and directors as a group	1,894,426		5.19%**

*	Less than 1% of the issued and outstanding shares of the class.

**	Percentage is calculated on the basis of 36,524,313 shares, the total number of shares of common stock outstanding on March 31, 2010.

(1)	Unless otherwise stated, the address for each person in this table is 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201.

(2)	Includes 12,124 shares held by Mr. Ackerson and 17,000 shares of common stock that may be acquired upon exercise of options. Also includes 1,016 shares of vested restricted stock units. Does not include 3,576 vested SARs as the exercise price is greater than the current market price.

(3)	Includes 30,938 shares held by Mr. Bartholow and 50,000 shares of common stock that may be acquired upon exercise of options. Also includes 998 shares of vested restricted stock units. Does not include 3,511 vested SARs as the exercise price is greater than the current market price.

(4)	Includes 2,000 shares held by Mr. Browning.

(5)	Includes 52,462 shares held by Mr. Cargill and 61,476 shares held by Cargill Lakes Partners, Ltd. Mr. Cargill is the President of Cargill Lakes Partners’ general partner, Cargill Lakes, Inc. Includes 806 shares of vested restricted stock units. Does not include 2,838 vested SARs as the exercise price is greater than the current market price.

(6)	Includes 493,054 shares held by Mr. Grant. Also includes 7,700 shares which are currently held in irrevocable trusts and of which Mr. Grant disclaims beneficial ownership. Also includes 763 shares of vested restricted stock units. Does not include 13,419 vested SARs as the exercise price is greater than the current market price.

(7)	Includes 137,132 shares held by Valley View Capital Corp. Retirement Savings Trust for the benefit of Mr. Hegi, 24,252 shares held by the F.B. Hegi Trust of which Mr. Hegi is the beneficiary, and 44,809 shares held directly by Mr. Hegi. Also includes 20,000 shares that may be acquired upon exercise of options and 500 shares of vested restricted stock units. Does not include 4,200 vested SARs as the exercise price is greater than the current market price.

(8)	Includes 3,700 shares held by Mr. Helm and 500 shares of vested restricted stock units. Does not include 4,200 vested SARs as the exercise price is greater than the current market price.

(9)	Includes 271,436 shares held by Lamar Hunt Trust Estate of which Mr. Holland is the Trustee. Also includes 300 shares held by Hunt Capital Group, LLC of which Mr. Holland is President and Chief Executive Officer and 20,000 shares that may be acquired upon exercise of options that are issued in the name of Hunt Capital Group, LLC. Also includes 100 shares of vested restricted stock units that are issued in the name of Hunt Capital Group, LLC and 400 shares of vested restricted stock units issued in the name of Lamar Hunt Trust Estate. Does not include 4,200 vested SARs as the exercise price is greater than the current market price.

(10)	Includes 14,412 shares held by Mr. Hudgens and 38,500 shares of common stock that may be acquired upon exercise of options. Also includes 968 shares of vested restricted stock units. Does not include 3,406 vested SARs as the exercise price is greater than the current market price.

(11)	Includes 131,818 shares held by G & M Partners Ltd., of which Mr. Jones is the Managing General Partner, and 859 shares held directly by Mr. Jones. Also includes 1,168 shares of vested restricted stock units. Does not include 4,110 vested SARs as the exercise price is greater than the current market price.

(12)	Includes 32,700 shares held by Mr. McAllister and 20,000 shares that may be acquired upon the exercise of options. Also includes 500 shares of vested restricted stock units. Does not include 4,200 vested SARs as the exercise price is greater than the current market price.

(13)	Includes 208,218 shares held by T&LRM Family Partnership Ltd. Mr. Mitchell is the Chief Executive Officer of PBA Development, Inc., which is the general partner of T&LRM and 700 shares owned directly by Mr. Mitchell. Also includes 20,000 shares that may be acquired upon exercise of options, and 500 shares of vested restricted stock units. Does not include 4,200 vested SARs as the exercise price is greater than the current market price.

(14)	Includes 28,700 shares held by Mr. Rosenberg, 20,000 shares that may be acquired upon exercise of options, and 500 shares of vested restricted stock units. Does not include 4,200 vested SARs as the exercise price is greater than the current market price.

(15)	Includes 700 shares held by Mr. Stallings, 20,000 shares that may be acquired upon exercise of options, and 500 shares of vested restricted stock units. Does not include 4,200 vested SARs as the exercise price is greater than the current market price.

(16)	Includes 10,700 shares held by Mr. Turpin and 69,017 shares held by his spouse, Luci Baines Johnson. Also includes 20,000 shares that may be acquired upon exercise of options, and 500 shares of vested restricted stock units. Does not include 4,200 vested SARs as the exercise price is greater than the current market price.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis addresses the aspects of our compensation programs and explains our compensation philosophy, policies and practices with respect to our chief executive officer, chief financial officer, president and chief lending officer of the Bank, chief credit officer of the Bank, and Dallas regional president which are collectively referred to as our named executive officers.

Oversight of Executive Compensation Program

The Human Resources Committee of our board of directors oversees our executive compensation programs. Each member of the HR Committee is an “independent director” as defined by the Nasdaq Stock Market Listing Rules. The HR Committee has developed and applied a compensation philosophy that focuses on a combination of incentive compensation, in both cash and equity-linked programs, which is directly linked to performance and creation of stockholder value, coupled with a competitive level of base compensation. The objective for the named executives, relationship managers and key management is to have a substantial portion of total compensation derived from performance-based incentives.

The HR Committee works diligently throughout the year in its conferences, formal meetings, discussions with consultants, interaction with management and review of materials developed for it. The HR Committee works very closely with executive management, primarily our chief executive officer (“CEO”), in assessing the appropriate compensation approach and levels. The HR Committee is empowered to advise management and make recommendations to the board of directors with respect to the compensation and other employment benefits of executive officers and key employees of the Company. The HR Committee also administers the Company’s long- term compensation plans for executive officers and key employees and the Company’s incentive bonus programs for executive officers and employees.

The HR Committee regularly reviews the Company’s compensation programs to ensure that remuneration levels and incentive opportunities are competitive and reflect performance. Factors taken into account in assessing the compensation of individual officers include the Company’s overall performance, the officer’s performance and contribution to the Company, experience, strategic impact, external equity or market value, internal equity or fairness, and retention priority. The various components of the compensation programs for executive officers are discussed below in the Executive Compensation Program Overview.

Objectives of Executive Compensation

We seek to provide a compensation package for our named executive officers that is driven primarily by the overall financial performance of the Company. We believe that the performance of each of the executives impacts our overall long-term profitability and, therefore, have the following goals for compensation programs impacting the named executive officers of the Company:

•	to provide motivation for the named executive officers and to enhance stockholder value by linking their compensation to the value of our common stock;

•	to retain the executive officers, relationship managers, and key management who lead the Company and the Bank;

•	to allow the Company and the Bank to attract highly qualified executive officers in the future by providing total compensation opportunities consistent with those provided in the industry and commensurate with the Company’s business strategy and performance objectives; and

•	to maintain reasonable “fixed” compensation costs by targeting base salaries at a competitive average.

Role of the Consultant

During 2009, the HR Committee engaged the services of an independent, executive compensation consulting firm, Longnecker and Associates (“L&A”), to assist the HR Committee in its review of total direct compensation for the CEO, CFO and President of the Bank, as well as other senior executives. L&A only provides executive compensation consulting services under the direction of the HR Committee and does not provide any additional services to the Company. In order not to impair the independence of the compensation consultant or to create the appearance of an impairment, the Committee follows a policy that the compensation consulting firm may not provide other services to the Company.

Our management provides input to the compensation consultant but does not direct or oversee its activities with respect to our executive compensation programs.

The compensation consultant reports to and acts at the direction of the HR Committee. The HR Committee directs its compensation consultant, in the performance of the consultant’s duties under its engagement, to provide certain guidance on an ongoing basis, including:

•	Expertise on compensation strategy and program design;

•	Information relating to the selection of the Company’s peer group;

•	Annually establishing focus areas for the Company’s Chief Executive Officer, annually evaluating the Chief Executive Officer’s performance in light of the focus areas (with the participation of the full Board), and setting the Chief Executive Officer’s compensation based on the evaluation of peer group data;

•	Establishing and administering executive compensation plans or arrangements which provide benefits to executive officers of the Company in accordance with the goals and objectives of the Company as established by the Board;

•	Considering and making recommendations to the Board concerning the existing executive compensation programs and changes to such programs; and

•	Reviewing and discussing the Compensation Discussion and Analysis and based upon such discussion recommending to the Board that the CD&A be included in the Company’s Proxy Statement to shareholders.

Market Competitive Analysis Methodology

L&A provided the HR Committee with a market competitive executive compensation analysis for the named executive officers including: base salary, annual incentives and long-term incentives.

This analysis was performed by utilizing two primary sources of information: 1) peer company proxy statements and 2) published survey sources. Each of the two primary sources were weighted 50% to create a market 50th and 75th percentile for comparison purposes.

Peer Company Proxy Data.  The HR Committee and L&A, with input from the Company’s management established a list of eleven high performance peer companies which historically had records of high performance for 2008 comparison purposes. The following companies were selected based upon long-term performance, asset size, market capitalization size and business operations in commercial banking and financial services (in millions):

	Total Assets	Market Cap
	as of	as of
Company Name	12/31/09	March 2010

Texas Capital Bancshares, Inc.	$5,699	$682.12
Amegy Bank(1)	11,089	N/A
Boston Private Financial Holdings	6,049	498.51
Cullen Frost	16,288	3,350.79
Hancock Holding Company	8,697	1,540.70
IberiaBank Corporation	9,700	1,248.21
Pinnacle Financial Partners	5,129	499.08
PrivateBancorp, Inc.	12,059	9.3.12
Renasant Corporation	3,641	341.07
Sterling Bancshares, Inc.	4,937	458.36
SVB Financial Group	12,841	1,928.92
Taylor Capital Group, Inc.	4,404	143.82
Wintrust Financial Corporation	12,216	1,007.65

(1)	Amegy Bank is part of Zion Bancorporation and is not a separately reporting entity for SEC purposes but the Company has used the compensation information for the Amegy executives that is included in the Zion’s proxy statement. Total assets are as reported in the call report for Amegy Bank.

Published Survey Data.  L&A relied upon published survey information provided by recognized sources including the Economic Research Institute, Watson Wyatt, William Mercer, and World at Work. L&A procured market competitive compensation for the respective named executive officers from these survey sources based upon banking and financial service companies with comparable asset sizes.

Summary

According to information provided to the HR Committee by its independent compensation consultant, the amount of the Company’s compensation paid to its executive officers during 2009 was competitive. In view of the Company’s competitive performance, turnover of key employees and historical earnings levels and growth in earnings, the HR Committee believes that the Company’s current executive compensation philosophy and practices are successful in providing stockholders with talented, dedicated executive officers at competitive compensation levels.

Executive Compensation Program Overview

The executive compensation package available to our named executive officers is comprised of:

•	base salary;

•	annual incentive compensation;

•	long-term incentive compensation, including stock appreciation rights (“SARs”), Performance SARs (“PSARs”), and restricted stock units (“RSUs”); and

•	other welfare and health benefits.

Base Salary

Base salary is designed to provide competitive levels of base compensation to our executives and be reflective of their experience, duties and scope of responsibilities. We pay competitive base salaries required to recruit and retain executives of the quality that we must employ to ensure the success of our Company. Base salaries for the named executive officers are not always adjusted on an annual basis. As a result of the study performed by L&A as described in the Compensation Consultants section, salaries for the CEO, CFO, and President of the Bank were increased in October 2008. The HR Committee determines, and recommends to the Board, the appropriate level and timing of increases in base compensation for the CEO and the other named executive officers upon consideration of the recommendation of the CEO with respect to the other named executives. Based on the evaluation conducted by L&A and its own analysis of the performance of the named executives, the HR Committee recommended and the Board approved increases in annual base compensation, effective in October 2008, annual salaries are currently as follows: Jones $500,000 (by contract was increased to $405,000 in October 2008, and to $500,000 on March 1, 2009, increasing to $600,000 on March 1, 2010), Bartholow $325,000, and Cargill $300,000 based on competitive data provided by the compensation consultants, bank performance, and the time period since the last salary adjustment. Messrs. Ackerson and Hudgens salaries were increased to $265,000 and $260,000 respectively in October 2008 also. Under the terms of the contracts discussed below annual base salaries for Messrs. Bartholow, Cargill, Ackerson and Hudgens are not subject to review until March 2010. Messrs. Cargill, Bartholow, Ackerson, and Hudgens received 3% salary increases effective March 1, 2010.

In making determinations of salary levels for the named executives, the HR Committee considers the entire compensation package for executive officers, including the equity compensation provided under long-term compensation plans. The Company intends for the salary levels to be consistent with competitive practices of comparable institutions and each executive’s level of responsibility. The HR Committee determines the level of any salary increase after reviewing:

•	the qualifications, experience and performance of the executive officers;

•	the compensation paid to persons having similar duties and responsibilities in other competitive institutions; and

•	the nature of the Bank’s business, the complexity of its activities and the importance of the executives’ experiences to the success of the business.

The HR Committee reviewed a survey of compensation paid to executive officers performing similar duties for depository institutions and their holding companies and also considered compensation levels applicable to executives in non-bank financial and professional services companies. The HR Committee reviews and adjusts the base salaries of the Company’s executive officers when deemed appropriate.

Annual Incentive Compensation

Annual incentive compensation is designed to provide competitive levels of compensation based on experience, duties and scope of responsibilities. In addition, our annual incentive program is designed to ensure that variable compensation based on the Company’s profitability is a significant component of total cash compensation for the named executives. The HR Committee uses the annual incentive compensation to motivate and reward the named executive officers for achievement of strategic, business and financial objectives.

Pursuant to the cash incentive program developed by the Company and approved by the HR Committee, the Company establishes a bonus pool each year, and the size of the pool is derived as a percentage of the Company’s pre-tax income. The bonus pool is generally 11 — 14% of pre-tax pre-bonus income but may vary depending on number of additional participants, amounts guaranteed to new officers and other factors. The amount of the incentive pool is incorporated in the annual business and financial plan approved by the board of directors and is adjusted during the year, based on actual results compared to the approved financial plan. After verification of final results, the total pool and allocation of dollars in the pool are approved by the HR Committee. The HR Committee can exercise positive or negative discretion over the incentive pool based on their evaluation of the Company in comparison to peer companies in our industry as well as evaluation of overall economic conditions. The pool is allocated among three distinct groups: the named executive officers, relationship managers generally responsible for lending and other service offerings, and key management, which includes persons who oversee and provide critical support in such areas as finance, operations, funding, investments and credit policy. Executive management determines allocations within production and key management groups pursuant to the approved program. Generally, the portion of the incentive pool allocated to the named executives is approximately 10 — 15% of the total pool. The CEO submits recommendations for incentive compensation for the named executive officers other than the CEO. The HR Committee determines the incentive payment for the CEO and considers the recommendation of the CEO in its final determinations of awards to be paid to the other named executives.

In determining awards of annual cash incentives the HR Committee considers the entire compensation package of each of the executive officers and performance of that individual executive officer. The bonus award potential is intended to be consistent with each executive officer’s level of responsibility, competitive practices of financial institutions with comparable business characteristics and interests of stockholders. The HR Committee met in February and March 2010 to determine bonus compensation paid to the executive officers of the Company and the Bank for 2009 performance and the amount of these bonuses paid to the named executive officers is set forth in the Summary Compensation Table.

Equity Awards

Equity awards for our executives are granted from our 2005 Long-Term Incentive Plan (the “2005 Plan”). The HR Committee grants equity-based awards under the 2005 Plan in order to align the interests of the named executive officers with our stockholders, and to motivate and reward the named executive officers to increase the stockholder value of the Company over the long term. Executive management and the HR Committee believe that stock ownership is a significant incentive in aligning the interests of employees and stockholders, building stockholder value and retaining the Company’s key employees.

The 2005 Plan became effective on May 17, 2005 and will terminate on May 17, 2015. Employees (including any employee who is also a director), consultants, contractors and non-employee directors of the Company or its subsidiaries whose judgment, initiative and efforts contributed to or may be expected to contribute to the successful performance of the Company are eligible to participate in the 2005 Plan. The HR Committee approves the eligible participants under the 2005 Plan, administers the granting of awards under the 2005 Plan, sets vesting criteria, establishes performance objectives, and may amend the Plan in accordance with authority approved by stockholders.

The 2005 Plan provides for the grant of all types of equity-based awards to officers and directors; grants may include, but are not limited to, awards of SARs, PSARs, RSUs, stock options, and other performance awards. In addition, the HR Committee may grant other forms of awards payable in cash or common shares if the HR Committee determines that such other forms of awards are consistent with the purpose and restrictions of the 2005 Plan. Certain RSU, SAR and PSAR grants were made in April 2006, January 2007, and January 2009 to the named executive officers and are included in the compensation tables that follow this section.

Other Benefits

2006 Employee Stock Purchase Plan.  On January 17, 2006, the board of directors adopted the Company’s 2006 Employee Stock Purchase Plan (the “2006 ESPP”), which was approved by our stockholders at our 2006 annual meeting on May 16, 2006. The 2006 ESPP provides eligible employees of the Company (and its participating subsidiaries) with an incentive to advance the best interests of the Company and its subsidiaries by providing them a means of voluntarily purchasing common stock at a favorable price and upon favorable terms. We believe that the participants in the 2006 ESPP have an additional incentive to promote the success of the Company’s business by increasing their proprietary interest in the Company. Participation in the 2006 ESPP is voluntary and dependent upon each eligible employee’s election to participate and his or her determination of the level of participation. We believe that the 2006 ESPP is a necessary tool to help us compete effectively. It has been and remains the policy of the Company that the named executive officers are not eligible to participate in the 2006 ESPP.

Retirement Savings Opportunity.  All employees may participate in our 401(k) Retirement Savings Plan, or 401(k) Plan. Each employee may make before-tax contributions of up to 10% of their eligible compensation up to current Internal Revenue Service limits. We provide this 401(k) Plan to help our employees save some amount of their cash compensation for retirement in a tax efficient manner. Since 2006, we have decided to match contributions made by our employees to the 401(k) Plan based upon a formula that considers the amount contributed by the respective employee and such employee’s tenure with the Company. We did not make, however, any discretionary contributions to the 401(k) Plan in the fiscal year ended December 31, 2009. We also do not provide an option for our employees to invest in our common stock through the 401(k) Plan. Other than the 401(k) Plan, we currently do not provide or offer any other retirement plans, such as defined benefit, defined contribution, supplemental executive retirement benefits, retiree medical or deferred compensation plans, to our employees or the named executive officers.

Health and Welfare Benefits.  All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance. We provide these benefits to meet the health and welfare needs of employees and their families.

Employment Agreements

In order to retain the Company’s senior executive officers, the HR Committee and board of directors of the Company determined it was in the best interests of the Company to enter into employment agreements with certain officers. The named executives first entered into employment contracts in 2002 and 2003, and amended and extended in December 2004. New contracts were executed effective December 31, 2008 (“2008 Agreements”) for Messrs. Jones, Bartholow, and Cargill, Ackerson and Hudgens. We entered into these agreements to ensure that the executives perform their respective roles for an extended period of time. In addition, we also considered the critical nature of each of these positions and our need to retain these executives when we committed to the agreements.

Each of the 2008 Agreements had an initial term of three years, subject to renewal, and has a compensation package that includes a base salary and participation in the annual incentive bonus plan for key executives. Each of the executives is also eligible to receive grants of equity-based incentive compensation under our 2005 Plan. During January 2009, equity awards under the 2005 Plan in the form of RSUs were granted to Messrs. Jones, Bartholow, Cargill, Ackerson and Hudgens in the amount of 73,565, 16,720, 31,344, 12,284, and 11,797 units, respectively. Vesting of 2/3rds of the RSU’s is based on the attainment of certain stock price targets or cliff vesting at December 31, 2013. Vesting of the remaining 1/3rd is time based over a period of four years.

The employment agreements also provide for severance payments to each executive upon (i) termination of his employment by us on 30 days notice without cause, or (ii) termination by the executive for good reason.

Upon termination without cause or upon resignation for good reason, each executive is entitled to receive the following severance payments and benefits:

•	a cash payment equal to the greater of the executive’s base salary remaining in the executive’s employment term or 12 months salary, paid in 12 equal monthly installments;

•	an amount equal to the average annual cash bonus paid to the executive for the two years preceding his termination, paid in 12 equal installments, and

•	continued medical insurance benefits, at the Company’s expense, for a period of twelve months.

•	If following a change in control, an executive subsequently is terminated either (1) by the Company or the successor entity without cause, or (2) by the executive for good reason, during the period beginning 90 days before and ending 18 months after, the change of control event, (i) Mr. Jones is entitled to receive a lump sum payment equal to 2.99 times of his average base salary and the average of any incentives paid to him during the two years preceding the change of control; and (ii) Messrs. Bartholow, Cargill, Ackerson and Hudgens are each entitled to receive a lump sum payment equal to 2.5 times his average base salary and the average of any bonuses paid to him during the two years preceding the change of control. This change of control payment is in lieu of any other amounts to which each executive would be entitled under his employment agreement. In addition, each executive will receive, for 24 months following his termination, continued health and welfare benefits that are no less favorable than the benefits to which he was entitled prior to the change of control, as well as payment of accrued vacation, sick leave, unreimbursed expenses and any amounts due the executive under any Company benefit plan.

•	If any amount paid or distributed to the executive in connection with the change of control is subject to an excise tax, and the consideration received by stockholders of the Company in connection with the change of control is at least $22.50 per share, then each executive shall be entitled to receive an additional “gross-up” payment in an amount equal to 50% of the amount of the total excise tax imposed upon all payments made by the Company. If the consideration received by stockholders of the Company in connection with the change of control is greater than $22.50 per share, the applicable percentage of the gross-up amount will be increased incrementally on a linear basis for each increase between $22.50 up to $25.00, such that if the price per share is $25.00 or greater, the applicable percentage would be 100%.

As a means of providing protection to the Company’s stockholders, under certain adverse condition such as dissolution, bankruptcy, or any distressed sale of the Company’s assets or stock, the above described payments would not occur, except for the cash payment related to the executive’s base salary in the case of termination without cause or termination by the executive for good reason, and such payment would be reduced to 6 months of base salary.

The employment agreements contain other terms and conditions, including a 12 month non-solicitation provision, confidentiality obligations and restrictions on each executive’s ability to be engaged or involved in a competing state or national bank with a principal place of business in Texas, New Mexico, Oklahoma, or Louisiana during his employment and for the 12 month period following his termination or resignation.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers, which may be broader than the specific indemnification provisions contained in our certificate of incorporation, bylaws or under Delaware law. These indemnification agreements may require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers. These indemnification agreements may also require us to advance any expenses incurred by our directors or officers as a result of any proceeding against them as to which they could be indemnified. As of the date of this filing, there is no pending litigation or proceeding involving any of the our directors, officers, employees or agents in which indemnification by us is sought, nor are we aware of any threatened litigation or proceeding that may result in a claim for indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in certain circumstances.

Tax Implications of Executive Compensation

Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs. We believe that achieving our compensation objectives set forth above is more important than the benefit of tax deductibility and we reserve the right to maintain flexibility in how we compensate our executive officers, even if it may result in limiting the deductibility of amounts of compensation from time to time.

Report of the Human Resources Committee on the Compensation Discussion and Analysis

The Human Resources Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) included in this Proxy Statement. Based on such review and discussion, the HR Committee recommended to the Board that this CD&A be included in this Proxy Statement for filing with the Securities and Exchange Commission.

The Report is submitted by the Human Resources Committee of the Board of Directors of Texas Capital Bancshares, Inc.

Frederick B. Hegi, Chairman
Lee Roy Mitchell
Steven P. Rosenberg

2009, 2008 and 2007 Summary Compensation Table

							Change in
							Pension
							Value and
						Non-Equity	Non-qualified
				Stock	Option	Incentive	Deferred	All Other
Name and Principal				Awards	Awards	Plan	Compensation	Compensation
Position	Year	Salary	Bonus	(A)	(A)	Compensation	Earnings	(B)	Total

George F. Jones, Jr.	2009	$484,167	$—	799,652	—	$250,000	$—	$28,325	$1,562,144
CEO and President of Texas	2008	378,487	—	—	—	175,000	—	25,693	579,180
Capital Bancshares; CEO of Texas Capital Bank	2007	303,333	—	389,200	—	218,000	—	22,978	933,511
Peter B. Bartholow	2009	325,000	—	181,746	—	166,500	—	12,151	685,397
Chief Financial Officer	2008	306,250	—	—	—	146,000	—	10,941	463,191
	2007	276,250	—	311,360	—	196,000	—	12,045	795,655
C. Keith Cargill	2009	300,000	—	340,709	—	166,500	—	19,108	826,317
President, Chief Lending	2008	282,000	—	—	—	145,000	—	18,125	445,125
Officer and Chief Operating Officer of Texas Capital Bank	2007	243,542	—	311,360	—	189,000	—	16,755	760,657
Vince A. Ackerson	2009	265,000	—	133,527	—	190,000	—	23,485	612,012
Dallas Regional President of Texas Capital Bank
John D. Hudgens	2009	260,000	—	128,233	—	154,000	—	12,997	555,230
Chief Credit Officer of Texas Capital Bank

(A)	The amounts in these columns reflect the aggregate grant date fair value of awards granted during the fiscal years ended December 31, 2009, 2008 and 2007, in accordance with ASC 718 and pursuant to the 2005 Plan. Assumptions used in the calculation of these amounts are included in footnote 11 of the Company’s audited financial statements for the fiscal year ended December 31, 2009 included in the company’s Annual Report on Form 10-K filed with the SEC on or around February 18, 2010. Stock awards are comprised of restricted stock units (RSUs). Option awards are comprised of stock appreciation rights (SARs).

(B)	See additional description in 2009 All Other Compensation Table below.

2009 All Other Compensation Table

					Company
		Perquisites			Contributions		Change
		and Other			to Retirement	Severance	in Control
		Personal	Tax	Insurance	and 401(k)	Payments /	Payments /
Name	Year	Benefits(A)	Reimbursements	Premiums	Plans	Accruals	Accruals	Total

George F. Jones, Jr.	2009	$22,277	$—	$1,448	$4,600	$—	$—	$28,325
Peter B. Bartholow	2009	7,200	—	1,501	3,450	—	—	12,151
C. Keith Cargill	2009	13,186	—	1,322	4,600	—	—	19,108
Vince A. Ackerson	2009	17,721	—	1,164	4,600	—	—	23,485
John D. Hudgens	2009	7,200	—	1,197	4,600	—	—	12,997

(A)	Perquisites include a car allowance of $7,200 for each of the executives as well as the following club dues: George Jones $15,077, C. Keith Cargill $5,986 and Vince Ackerson $10,521.

2009 Grants of Plan Based Awards Table

									All Other
								All Other	Option Awards:
								Stock Awards:	Number of	Exercise or	Grant Date Fair
		Estimated Future Payouts Under			Estimated Future Payouts Under			Number of	Securities	Base Price	Value of Stock
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Shares of Stock	Underlying	of Option	and Option
	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units (B)	Options (C)	Awards (C)	Awards (A)

George F. Jones, Jr.	1/27/2009							49,043	—	$—	$533,097
								24,522	—	—	266,554
Peter B. Bartholow	1/27/2009							11,147	—	—	121,168
								5,573	—	—	60,579
C. Keith Cargill	1/27/2009							20,896	—	—	227,140
								10,448	—	—	113,570
Vince A. Ackerson	1/27/2009							8,189	—	—	89,014
								4,095	—	—	44,513
John D. Hudgens	1/27/2009							7,865	—	—	85,493
								3,932	—	—	42,741

(A)	The amounts in the column reflect the aggregate grant date fair value of awards granted during the fiscal year ended December 31, 2009 in accordance with ASC 718 and pursuant to the 2005 Plan. Stock awards are comprised of restricted stock units (RSUs). The grant date fair value is based on the closing price on the date of grant, or $10.87.

(B)	The first line represents award of restricted stock units on 1/27/2009 under the 2005 Plan which cliff vest at the end of five years, or earlier if certain price targets are met. The second line represents awards of restricted stock units on 1/27/2009 under the 2005 Plan which vest equally over a four year period.

(C)	Option awards are comprised of stock appreciation rights (SARs), of which there were none granted to named executive officers in 2009.

2009 Outstanding Equity Awards at Fiscal Year-end Table

		Option Awards				Stock Awards
			Equity Incentive				Market
			Plan Awards:			Number of	Value of		Equity Incentive Plan
	Number of	Number of	Number of			Shares or	Shares or	Equity Incentive	Awards: Market or
	Securities	Securities	Securities			Units of	Units of	Plan Awards: Number	Payout Value of
	Underlying	Underlying	Underlying			Stock	Stock	of Unearned Shares,	Unearned Shares,
	Unexercised	Unexercised	Unexercised	Option	Option	That	That	Units or Other	Units or Other
	Options (#)(A)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Rights That	Rights That
Name	Exercisable	Unexercisable	Options	Price	Date	Vested (B)	Vested (C)	Have Not Vested	Have Not Vested

George F. Jones, Jr.	3,083	2,054		$22.65	04/24/2016	2,336	$32,611	—	—
	—	—				50,000	698,000	—	—
	—	—				49,043	684,640	—	—
	—	—				24,522	342,327	—	—
Peter B. Bartholow	2,633	1,755		22.65	04/24/2016	1,996	27,864	—	—
	50,000	—	—	8.25	07/09/2013	40,000	558,400	—	—
	—	—				11,147	155,612	—	—
	—	—				5,573	77,799	—	—
C. Keith Cargill	2,129	1,418		22.65	04/24/2016	1,613	22,517	—	—
	—	—				40,000	558,400	—	—
	—	—				20,896	291,708	—	—
	—	—				10,448	145,854	—	—
Vince A. .Ackerson	2,682	1,788		22.65	04/24/2016	2,032	28,367	—	—
	17,000	—	—	13.95	12/16/2013	14,000	195,440	—	—
	—	—				8,189	114,318	—	—
	—	—				4,095	57,166	—	—
John D. Hudgens	2,555	1,707		22.65	04/24/2016	1,936	27,027	—	—
	20,000	—	—	7.25	04/16/2012	6,000	83,760	—	—
	10,000	—	—	7.25	03/18/2013	7,865	109,795	—	—
	8,500	—	—	13.95	12/16/2013	3,932	54,891	—	—

(A)	First line represents award of stock appreciation rights on 4/24/2006 under the 2005 Plan which vest equally over a five year period. All other lines represent stock options awarded under the 1999 Omnibus Plan that are vested and exercisable.

(B)	The first line represents award of restricted stock units on 4/24/2006 under the 2005 Plan which vest equally over a five year period. The second line represents award of restricted stock units on 1/31/2007 under the 2005 Plan which cliff vest at the end of six years, or earlier if certain price targets are met. The third line represents awards of restricted stock units on 1/27/2009 which will cliff vest at the end of five years, or earlier if certain price targets are met. The fourth line represents awards of restricted stock units granted on 1/27/2009 which will vest equally over four years.

(C)	Uses 12/31/09 ending market price of $13.96.

2009 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
Name	Acquired on Exercise	Exercise (A)	Acquired on Vesting (B)	Vesting (C)

George F. Jones, Jr.	—	$—	1,169	$15,431
Peter B. Bartholow	—	—	998	13,174
C. Keith Cargill	—	—	806	10,639
Vince A. Ackerson	10,000	96,039	1,017	13,424
	20,000	199,011	7,000	91,000
John D. Hudgens	—	—	969	12,791
	—	—	3,000	39,000

(A)	The value realized is equal to the amount that is taxable to the executive, which was the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(B)	The shares included in the table represent shares vested; shares issued to executives net of taxes were 859, 783, 806, 5,896 and 2,918 to Messrs. Jones, Bartholow, Cargill, Ackerson and Hudgens, respectively.

(C)	The value realized by the named executive officer upon the vesting of stock is calculated by multiplying the number of shares of stock vested by the market value of the underlying shares on the vesting date and is equal to the amount that is taxable to the executive.

2009 Pension Benefits

The table disclosing the actuarial present value of each executive’s accumulated benefit under defined benefit plans, the number of years of credited service under each plan, and the amount of pension benefits paid to each Senior Executive during the year is omitted because the Company does not have a defined benefit plan for Senior Executives. The only retirement plan available to named executive officers in 2009 was the Company’s qualified 401(k) savings and retirement plan, which is available to all employees.

2009 Non-qualified Deferred Compensation

The table disclosing contributions to non-qualified and other deferred compensation plans, each executive’s withdrawals, earnings and fiscal year balances in those plans is omitted because, in 2009 the Company had no non-qualified deferred compensation plans or benefits for executive officers or other employees of the Company.

2009 Potential Payments Upon Termination or Change in Control Table

The following table summarizes the estimated payments to be made under each executive’s contract, described more completely in the Employment Agreements section in the Compensation Discussion and Analysis starting on page 15. For the purposes of the quantitative disclosure in the following table, and in accordance with SEC regulations, we have assumed that the termination took place on December 31, 2009 and that the price per share of our common stock is the closing market price as of that date, $13.96.

				Change in Control:
			Termination	Involuntary or For
			Without Cause	Good Reason
	Voluntary	Termination	or For Good	Termination
Name	Termination	for Cause	Reason (E)	(A) (B) (C)	Death	Disability

George F. Jones, Jr.
Severance	$—	$—	$696,667	$1,925,043	$—	$—
Death/disability	—	—	—	—	500,000	500,000
Accelerated vesting of long-term incentives	—	—	—	878,789	—	—
Other benefits(D)	—	—	21,917	43,835	—	21,917
Peter B. Bartholow
Severance	—	—	481,250	1,179,688	—	—
Death/disability	—	—	—	—	325,000	325,000
Accelerated vesting of long-term incentives	—	—	—	409,838	—	—
Other benefits(D)	—	—	18,483	36,967	—	18,483
C. Keith Cargill
Severance	—	—	446,500	1,116,875	—	—
Death/disability	—	—	—	—	300,000	300,000
Accelerated vesting of long-term incentives	—	—	—	509,240	—	—
Other benefits(D)	—	—	21,791	43,583	—	21,791
Vince A. Ackerson
Severance	—	—	452,500	1,110,416	—	—
Death/disability	—	—	—	—	265,000	265,000
Accelerated vesting of long-term incentives	—	—	—	197,646	—	—
Other benefits(D)	—	—	20,588	41,176	—	20,588
John D. Hudgens
Severance	—	—	406,250	989,584	—	—
Death/disability	—	—	—	—	260,000	260,000
Accelerated vesting of long-term incentives	—	—	—	137,736	—	—
Other benefits(D)	—	—	17,790	35,579	—	17,790

(A)	Assumes 50% vesting of RSUs. SARs are not included in the accelerated vesting for Long Term Incentives as the exercise price is greater than the 12/31/09 stock price of $13.96.

(B)	All stock options are vested therefore a change in control is not a triggering event.

(C)	Severance is equal to 2.5 times average salary plus average incentive compensation paid during the prior two-year period for Messrs. Bartholow, Cargill, Ackerson and Hudgens. The factor for Mr. Jones is 2.99. Severance will be paid in a lump sum within thirty days of the Executive’s termination.

(D)	Other benefits include the following insurance: medical, dental, vision, life, accidental death and disability, short-term disability, long-term disability and supplemental long-term disability. Cost includes both employer and employee coverage.

(E)	Severance includes twelve months salary and an amount equal to the average incentive compensation paid during the prior two-year period. Severance will be paid over a period of twelve months.

2009 Director Compensation Table

The following table contains information pertaining to the compensation of the Company’s board of directors for the 2009 fiscal year.

					Change
					in Pension
					Value and
					Nonqualified
	Fees Earned	Stock	Option	Non-Equity	Deferred
	Or Paid	Awards	Awards	Incentive Plan	Compensation	All Other
Name	In Cash	(B)	(B)	Compensation	Earnings	Compensation	Total

James H. Browning(D)	$3,000	$49,560	—	$—	$—	$—	$52,560
Joseph M. Grant(E)	—	7,075	8,475	—	—	502,067	517,617
Frederick B. Hegi, Jr.	47,000	14,170	17,090	—	—	—	78,260
Larry L. Helm	29,000	14,170	17,090	—	—	—	60,260
James R. Holland, Jr.(A)	65,500	14,170	17,090	—	—	—	96,760
W. W. McAllister III	31,000	14,170	17,090	—	—	—	62,260
Lee Roy Mitchell	20,250	14,170	17,090	—	—	—	51,510
Steven P. Rosenberg	23,250	14,170	17,090	—	—	—	54,510
John C. Snyder(C)	9,000	—	—	—	—	—	9,000
Robert W. Stallings	55,750	14,170	17,090	—	—	—	87,010
Ian J. Turpin	21,750	14,170	17,090	—	—	—	53,010

(A)	2009 RSU and SAR grants and fees were paid in the name of Lamar Hunt Trust Estate.

(B)	The amounts in these columns reflect the aggregate grant date fair value of awards granted during the fiscal year ended December 31, 2009 in accordance with ASC 718 and pursuant to the 2005 Plan. Stock awards are comprised of restricted stock units (RSUs). All directors except for Mr. Browning and Mr. Grant received 1,000 RSU’s with a grant date fair value of $14.17. Option awards are comprised of stock appreciation rights (SARs). All directors except for Mr. Browning and Mr. Grant received 3,000 SAR’s which had a grant date Black Scholes value of $5.70.

(C)	Mr. Snyder resigned as a Director effective May 19, 2009.

(D)	Mr. Browning was elected as a new director on October 20, 2009. He was granted 3,000 RSUs with a grant date fair value of $16.52 which will vest equally over a period of three years.

(E)	Mr. Grant served on the Board of Directors the entire year and was an employee of the Company until November 19, 2009. He then transitioned into a consulting role. He was granted 1,500 SARs and 500 RSUs on November 19, 2009. The grant date Black-Scholes value of the SARs was $5.65 and the grant date value of the RSUs was $14.15. All Other Compensation includes salary, bonus, car allowance and club dues.

Non-director Management Biography

Set forth below is the biographies of three of the named executives who are not members of the Company’s board of directors or officers of Texas Capital Bancshares, as of the date of this Proxy Statement.

C. Keith Cargill (57) has served as President and Chief Operating Officer of the Bank since October 2008 and Chief Lending Officer of the Bank since its inception in December 1998.

Vince A. Ackerson (53) has served as Dallas Regional President since October 2008 and was previously Executive Vice President of Dallas Corporate Banking since the Bank’s inception in December 1998.

John D. Hudgens (54) has served as Chief Credit Officer of the Bank since January 1999.

HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2009, none of the employees or executive officers of the Company or the Bank served on the Human Resources Committee of the board of directors of the Company. In addition, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity, for which any executive officers of such other entity served either on our board of directors or on our HR Committee.

INDEBTEDNESS OF MANAGEMENT AND TRANSACTIONS WITH CERTAIN RELATED PERSONS

In the ordinary course of business, the Bank has made loans, and may continue to make loans in the future, to the Bank’s and the Company’s officers, directors and employees. The Bank makes all loans to executive officers and directors in the ordinary course of business, on substantially the same terms as those with other customers. All related party transactions, including, but not limited to loans to directors, are reviewed and approved by our Board of Directors, prior to consummation of any such transaction.

In June 2003, the Company committed to invest up to $500,000 in Blue Sage Investments, LP, a limited partnership approved as a Small Business Investment Company by the U.S. Small Business Administration and has invested approximately $367,000 as of December 31, 2009. Blue Sage Investments may be considered to be an affiliate of Ian J. Turpin, a member of the Company’s board of directors.

In June 2003, the Company relocated its Austin office to a building owned by a company that may be considered to be an affiliate of Ian J. Turpin, a member of the Company’s board of directors. The net rental payments due under the lease agreement are approximately $227,000 annually.

In November 2009, Joseph M. Grant became a consultant to the Company pursuant to the agreement entered into between the Company and Mr. Grant at the time of his transition from Chairman and CEO to Chairman Emeritus and Senior Executive Advisor effective immediately following the 2008 Annual Meeting of Stockholders. The new agreement was entered into as of April 8, 2008 and Mr. Grant continued his employment through November 18, 2009. From November 19, 2009 through January 31, 2013, Mr. Grant will be retained as a consultant at an annual consulting fee of $50,000.

The Company has entered into indemnification agreements with each of its directors and officers, which may be broader than the specific indemnification provisions contained in its certificate of incorporation, bylaws or under Delaware law. These indemnification agreements may require the Company, among other things, to indemnify its officers and directors against liabilities that may arise by reason of their status or service as directors or officers. These indemnification agreements also may require the Company to advance any expenses incurred by the Company’s directors or officers as a result of any proceeding against them as to which they could be indemnified. As of the date of this filing, there is no pending litigation or proceeding involving any of the Company’s directors, officers, employees or agents in which indemnification by it is sought, nor is the Company aware of any threatened litigation or proceeding that may result in a claim for indemnification. The Company has purchased a policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment in certain circumstances.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of its equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. During 2009, based solely on the Company’s review of these reports, it believes that the Company’s Section 16(a) reports were filed timely by its executive officers and directors.

EQUITY COMPENSATION PLAN INFORMATION

Number of
	Securities to be		Number of
	Issued Upon	Weighted Average	Securities
	Exercise of	Exercise Price of	Remaining Available
	Outstanding	Outstanding	for Future Issuance
	Options, Warrants	Options, Warrants	Under Equity
Plan Category	and Rights	and Rights	Compensation Plans

Equity compensation plans approved by security holders	2,221,950	$14.22	367,470
Equity compensation plans not approved by security holders	—	—	—

Total	2,221,950	$14.22	367,470

AUDITOR FEES AND SERVICES

The Audit Committee has selected Ernst & Young LLP to continue as our independent registered public accounting firm for the 2010 fiscal year. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions.

Fees for professional services provided by the Company’s independent registered public accounting firm in each of the last two fiscal years, in each of the following categories are (in thousands):

	2009	2008

Audit fees	$744	$733
Audit-related fees	11	14
Tax fees	262	343

	$1,017	$1,090

Fees for audit services include fees associated with the audit of the Company’s annual consolidated financial statements, the reviews of the consolidated financial statements included in the Company’s Forms 10-Q, accounting consultations and management’s assertions regarding effective internal controls in compliance with the requirements of Section 404 of the Sarbanes Oxley Act and Federal Deposit Insurance Corporation Improvement Act, and comfort letter procedures. Tax fees included various federal, state and local tax services.

Pre-approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related and tax services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Audit Committee at its next scheduled meeting.

ADDITIONAL INFORMATION

Stockholder Nominees for Director

Stockholders may submit nominees for director in accordance with the Company’s bylaws. Under the Company’s bylaws, a stockholder’s notice to nominate a director must be in writing and set forth (1) as to each proposed nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (2) as to such stockholder, the stockholder’s name and address, and the class and number of shares of stock of the Company that are beneficially owned by such stockholder. Nominations for director for the 2011 annual meeting of stockholders must generally be delivered no later than 180 days, nor more than 270 days, prior to the 2011 annual meeting of stockholders. Nominations should be directed to: Texas Capital Bancshares, Inc., 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201, Attn: Secretary.

Stockholder Proposals for 2011

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Company’s annual meeting of stockholders in 2011 may do so by following the procedures prescribed in Exchange Act Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company at the following address: Texas Capital Bancshares, Inc., 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201, Attn: Secretary, no later than December 9, 2010.

Advance Notice Procedures

Under the Company’s bylaws, no business may be brought before an annual meeting unless it is brought before the meeting by or at the direction of the Board or by a stockholder who has delivered timely notice to the Company. Such notice must contain certain information specified in the bylaws and be delivered no later than 180 days, nor more than 270 days, prior to the meeting to the following address: Texas Capital Bancshares, Inc., 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201, Attn: Secretary. These requirements are separate from the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

Annual Report

A copy of the Company’s 2009 Annual Report to Stockholders is available on the Internet as set forth in the Notice of Internet Availability of Proxy Materials. This report is not part of the proxy solicitation materials.

Upon written request, the Company will furnish to any stockholder without charge a copy of its Annual Report on Form 10-K for the year ended December 31, 2009 pursuant to the instructions set forth in the Notice of Internet Availability of Proxy Materials.

EXHIBIT A

TEXAS CAPITAL BANCSHARES, INC.

2010 LONG-TERM INCENTIVE PLAN

The Texas Capital Bancshares, Inc. 2010 Long-Term Incentive Plan (the “Plan”) was adopted by the Board of Directors of Texas Capital Bancshares, Inc., a Delaware corporation (the “Company”), effective as of April 2, 2010, subject to approval by the Company’s stockholders.

ARTICLE 1

PURPOSE

The purpose of the Plan is to attract and retain the services of key employees, key contractors and Outside Directors of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, whether granted singly, or in combination, or in tandem, that will

(a) increase the interest of such persons in the Company’s welfare;

(b)	furnish an incentive to such persons to continue their services for the Company or its Subsidiaries; and

(c)	provide a means through which the Company may attract able persons as Employees, Contractors and Outside Directors.

With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “1934 Act”). To the extent any provision of the Plan or action by the Committee fails to so comply, such provision or action shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.

ARTICLE 2

DEFINITIONS

For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1	“Award” means the grant of any Incentive Stock Option, Nonqualified Stock Option, Reload Option, Restricted Stock, SAR, Restricted Stock Units, Performance Award, Dividend Equivalent Right or Other Award, whether granted singly or in combination or in tandem (each individually referred to herein as an “Incentive”).

2.2	“Award Agreement” means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.

2.3	“Award Period” means the period set forth in the Award Agreement during which one or more Incentives granted under an Award may be exercised.

2.4	“Board” means the board of directors of the Company.

2.5	“Change in Control” means any of the following, except as otherwise provided herein:

(a)	any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 51% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

(b)	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date of this Plan, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date of this Plan or whose appointment, election or nomination for election was previously so approved or recommended; or

(c)	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 51% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 51% or more of the combined voting power of the Company’s then outstanding securities; or

(d)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 51% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes hereof:

“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the 1934 Act.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the 1934 Act.

“Person” shall have the meaning given in Section 3(a)(9) of the 1934 Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

Notwithstanding the foregoing provisions of this Section 2.5, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Change in Control” for purposes of such Award shall be as follows:

“Change in Control” of the Company occurs upon a change in the Company’s ownership, its effective control or the ownership of a substantial portion of its assets, as follows:

(a)	Change in Ownership. A change in ownership of the Company occurs on the date that any “Person” (as defined in Section 2.5(d) below), other than (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding stock pursuant to an offering of such stock, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company’s stock, acquires ownership of the Company’s stock that, together with stock held by such Person, constitutes more than 51% of the total fair market value or total voting power of the Company’s stock. However, if any Person is considered to own already more than 51% of the total fair market value or total voting power of the Company’s stock, the acquisition of additional stock by the same Person is not considered to be a Change of Control. In addition, if any Person has effective control of the Company through ownership of 30% or more of the total voting power of the Company’s stock, as discussed in paragraph (b) below, the acquisition of additional control of the Company by the same Person is not considered to cause a Change in Control pursuant to this paragraph (a); or

(b)	Change in Effective Control. Even though the Company may not have undergone a change in ownership under paragraph (a) above, a change in the effective control of the Company occurs on either of the following dates:

(i)	the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) ownership of the Company’s stock possessing 30% or more of the total voting power of the Company’s stock. However, if any Person owns 30% or more of the total voting power of the Company’s stock, the acquisition of additional control of the Company by the same Person is not considered to cause a Change in Control pursuant to this subparagraph (b)(i); or

(ii)	the date during any 12-month period when a majority of members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the Board before the date of the appointment or election; provided, however, that any such director shall not be considered to be endorsed by the Board if his or her initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)	Change in Ownership of Substantial Portion of Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that a Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets of the Company, that have a total gross fair market value equal to at least 40% of the total gross fair market value of all of the Company’s assets immediately before such acquisition or acquisitions.

However, there is no Change in Control when there is such a transfer to (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock; (ii) an entity, at least 50% of the total value or voting power of the stock of which is owned, directly or indirectly, by the Company; (iii) a Person that owns directly or indirectly, at least 50% of the total value or voting power of the Company’s outstanding stock; or (iv) an entity, at least 50% of the total value or voting power of the stock of which is owned by a Person that owns, directly or indirectly, at least 50% of the total value or voting power of the Company’s outstanding stock.

(d)	Definitions. For purposes of subparagraphs (a), (b) and (c) above:

(i)	“Person” shall have the meaning given in Section 7701(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”). Person shall include more than one Person acting as a group as defined by the Final Treasury Regulations issued under Section 409A of the Code.

(ii)	“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended.

(e)	Interpretation. The provisions of this Section 2.5 shall be interpreted in accordance with the requirements of the Final Treasury Regulations under Code Section 409A, it being the intent of the parties that this Section 2.5 shall be in compliance with the requirements of said Code Section and said Regulations.

2.6	“Code” means the Internal Revenue Code of 1986, as amended.

2.7	“Committee” means the Human Resources Committee of the Board, unless the Board appoints or designates a different committee to administer the Plan in accordance with Article 3 of this Plan.

2.8	“Common Stock” means the common stock, par value $0.01 per share, which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Plan.

2.9	“Company” means Texas Capital Bancshares, Inc., a Delaware corporation, and any successor entity.

2.10	“Contractor” means any natural person, who is not an Employee, rendering bona fide services to the Company or a Subsidiary, with compensation, pursuant to a written independent contractor agreement between such person and the Company or a Subsidiary, provided that such services are not rendered in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.11	“Corporation” means any entity that (i) is defined as a corporation under Section 7701 of the Code and (ii) is the Company or is in an unbroken chain of corporations (other than the Company) beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain. For purposes of clause (ii) hereof, an entity shall be treated as a “corporation” if it satisfies the definition of a corporation under Section 7701 of the Code.

2.12	“Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the 1934 Act and the rules and regulations promulgated thereunder, the Date of Grant of an

Award shall be the date of stockholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement.

2.13	“Dividend Equivalent Right” means the right of the holder thereof to receive credits based on the cash dividends that would have been paid on the shares of Common Stock specified in the Award if such shares were held by the Participant to whom the Award is made.

2.14	“Employee” means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.

2.15	“Executive Officer” means an officer of the Company or a Subsidiary subject to Section 16 of the 1934 Act or a “covered employee” as defined in Section 162(m)(3) of the Code.

2.16	“Fair Market Value” means, as of a particular date, (a) if the shares of Common Stock are listed on any established national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if the shares of Common Stock are not so listed but are quoted on the Nasdaq National Market System, the closing sales price per share of Common Stock on the Nasdaq National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by Nasdaq, or, if not reported by Nasdaq, by the National Quotation Bureau, Inc., or (d) if none of the above is applicable, such amount as may be determined by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock. The determination of Fair Market Value shall, where applicable, be in compliance with Section 409A of the Code.

2.17	“Independent Third Party” means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Committee may utilize one or more Independent Third Parties.

2.18	“Incentive” is defined in Section 2.1 hereof.

2.19	“Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

2.20	“Nonqualified Stock Option” means a nonqualified stock option, granted pursuant to this Plan, which is not an Incentive Stock Option.

2.21	“Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

2.22	“Other Award” means an Award issued pursuant to Section 6.9 hereof.

2.23	“Outside Director” means a director of the Company who is not an Employee or a Contractor.

2.24	“Participant” means an Employee, Contractor or Outside Director of the Company or a Subsidiary to whom an Award is granted under this Plan.

2.25	“Plan” means this Texas Capital Bancshares, Inc. 2010 Long-Term Incentive Plan, as amended from time to time.

2.26	“Performance Award” means an Award hereunder of cash, shares of Common Stock, units or rights based upon, payable in, or otherwise related to, Common Stock pursuant to Section 6.7 hereof.

2.27	“Performance Goal” means any of the goals set forth in Section 6.10 hereof.

2.28	“Reload Stock Option” means a Nonqualified Stock Option or an Incentive Stock Option granted pursuant to Section 8.3(c) hereof.

2.29	“Reporting Participant” means a Participant who is subject to the reporting requirements of Section 16 of the 1934 Act.

2.30	“Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

2.31	“Restricted Stock Units” means units awarded to Participants pursuant to Section 6.6 hereof, which are convertible into Common Stock at such time as such units are no longer subject to restrictions as established by the Committee.

2.32	“Retirement” means any Termination of Service solely due to retirement upon or after attainment of age sixty-five (65), or permitted early retirement as determined by the Committee.

2.33	“SAR” or “stock appreciation right” means the right to receive an amount, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock as of the date the SAR is exercised (or, as provided in the Award Agreement, converted) over the SAR Price for such shares.

2.34	“SAR Price” means the exercise price or conversion price of each share of Common Stock covered by a SAR, determined on the Date of Grant of the SAR.

2.35	“Stock Option” means a Nonqualified Stock Option, a Reload Stock Option or an Incentive Stock Option.

2.36	“Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

2.37	“Termination of Service” occurs when a Participant who is (i) an Employee of the Company or any Subsidiary ceases to serve as an Employee of the Company and its Subsidiaries, for any reason; (ii) an Outside Director of the Company or a Subsidiary ceases to serve as a director of the Company and its Subsidiaries for any reason; or (iii) a Contractor of the Company or a Subsidiary ceases to serve as a Contractor of the Company and its Subsidiaries for any reason. Except as may be necessary or desirable to comply with applicable federal or state law, a “Termination of Service” shall not be deemed to have occurred when a Participant who is an

Employee becomes an Outside Director or Contractor or vice versa. If, however, a Participant who is an Employee and who has an Incentive Stock Option ceases to be an Employee but does not suffer a Termination of Service, and if that Participant does not exercise the Incentive Stock Option within the time required under Section 422 of the Code upon ceasing to be an Employee, the Incentive Stock Option shall thereafter become a Nonqualified Stock Option. Notwithstanding the foregoing provisions of this Section 2.37, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Termination of Service” for purposes of such Award shall be the definition of “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

2.38	“Total and Permanent Disability” means a Participant is qualified for long-term disability benefits under the Company’s or Subsidiary’s disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code. Notwithstanding the foregoing provisions of this Section 2.38, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Total and Permanent Disability” for purposes of such Award shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

ARTICLE 3

ADMINISTRATION

3.1	General Administration; Establishment of Committee. Subject to the terms of this Article 3, the Plan shall be administered by the Human Resources Committee of the Board, such other committee of the Board as is designated by the Board to administer the Plan, or, if the Board so elects, the Board (the “Committee”). The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.

Membership on the Committee shall be limited to those members of the Board who are “outside directors” under Section 162(m) of the Code and “non-employee directors” as defined in Rule 16b-3 promulgated under the 1934 Act. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

3.2	Designation of Participants and Awards.

(a)	The Committee or the Board shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement, where applicable, the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive or two or more Incentives granted in combination or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive). Although the members of the Committee shall be eligible to receive Awards, all decisions with respect to any Award, and the terms and conditions thereof, to be granted under the Plan to any member of the Committee shall be made solely and exclusively by the other members of the Committee, or if such member is the only member of the Committee, by the Board.

(b)	Notwithstanding Section 3.2(a), to the extent permitted by applicable law, the Board may, in its discretion and by a resolution adopted by the Board, authorize one or more officers of the Company (an “Authorized Officer”) to (i) designate one or more Employees as eligible persons to whom Awards will be granted under the Plan and (ii) determine the number of shares of Common Stock that will be subject to such Awards; provided, however, that the resolution of the Board granting such authority shall (x) specify the total number of shares of Common Stock that may be made subject to the Awards, (y) set forth the price or prices (or a formula by which such price or prices may be determined) to be paid for the purchase of the Common Stock subject to such Awards, and (z) not authorize an officer to designate himself as a recipient of any Award.

3.3	Authority of the Committee. The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, (iii) establish performance goals for an Award and certify the extent of their achievement, and (iv) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties. The Committee’s discretion set forth herein shall not be limited by any provision of the Plan, including any provision which by its terms is applicable notwithstanding any other provision of the Plan to the contrary.

The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.

With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the 1934 Act, Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other applicable law, rule or restriction (collectively, “applicable law”), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

ARTICLE 4

ELIGIBILITY

Any Employee (including an Employee who is also a director or an officer), Contractor or Outside Director of the Company whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees of a corporation shall be eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Contractor or Outside Director of the Company or any Subsidiary. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards granted at different times need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation determinations of which Employees, Contractors or Outside Directors, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.

ARTICLE 5

SHARES SUBJECT TO PLAN

5.1	Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is two million five hundred thousand (700,000) shares, 100% of which may be delivered pursuant to Incentive Stock Options. Subject to adjustment pursuant to Articles 11 and 12, no Executive Officer may receive in any calendar year (i) Stock Options or SARs relating to more than One Hundred Thousand (100,000) shares of Common Stock, or (ii) Restricted Stock, Restricted Stock Units, Performance Awards or Other Awards that are subject to the attainment of Performance Goals relating to more than One Hundred Thousand (100,000) shares of Common Stock; provided, however, that all such Awards to any Executive Officer during any calendar year shall not exceed an aggregate of more than Two Hundred Thousand (200,000) shares of Common Stock. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

5.2	Reuse of Shares. To the extent that any Award under this Plan shall be forfeited, shall expire or be canceled, in whole or in part, then the number of shares of Common Stock covered by the Award or stock option so forfeited, expired or canceled may again be awarded pursuant to the provisions of this Plan. In the event that previously acquired shares of Common Stock are delivered to the Company in full or partial payment of the exercise price for the exercise of a Stock Option granted under this Plan, the number of shares of Common Stock available for future Awards under this Plan shall be reduced only by the net number of shares of Common Stock issued upon the exercise of the Stock Option. Awards that may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of shares of Common Stock. Awards will not reduce the number of shares of Common Stock that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of shares of Common Stock, as, for example, a SAR that can be satisfied only by the payment of cash. Notwithstanding any provisions of the Plan to the contrary, only shares forfeited back to the Company, shares canceled on account of termination, expiration or lapse of an Award, shares surrendered in payment of the exercise price of an option or shares withheld for payment of applicable employment taxes and/or withholding obligations resulting from the exercise of an option shall again be available for grant of Incentive Stock Options under the Plan, but shall not increase the maximum number of shares described in Section 5.1 above as the maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options.

ARTICLE 6

GRANT OF AWARDS

6.1	In General.

(a)	The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but (i) not inconsistent with the Plan, (ii) to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder, and (iii) to the extent the Committee determines that an Award shall comply with the requirements of Section 162(m) of the Code, in compliance with the applicable requirements of Section 162(m) of the Code and the regulations and other guidance issued thereunder. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan. The Plan shall be submitted to the Company’s stockholders for approval; however, the Committee may grant Awards under the Plan prior to the time of stockholder approval. Any such Award granted prior to such stockholder approval shall be made subject to such stockholder approval. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

(b)	If the Committee establishes a purchase price for an Award, the Participant must accept such Award within a period of thirty (30) days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price.

(c)	Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

6.2	Option Price. The Option Price for any share of Common Stock which may be purchased under a Nonqualified Stock Option for any share of Common Stock may be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Option Price for any share of Common Stock which may be purchased under an Incentive Stock Option must be at least equal to the Fair Market Value of the share on the Date of Grant; if an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.

6.3	Maximum ISO Grants. The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Nonqualified Stock Option. In such case, the Committee shall designate which stock will be treated as Incentive Stock Option stock by causing the issuance of a separate stock certificate and identifying such stock as Incentive Stock Option stock on the Company’s stock transfer records.

6.4	Restricted Stock. If Restricted Stock is granted to or received by a Participant under an Award (including a Stock Option), the Committee shall set forth in the related Award Agreement: (i) the number of shares of Common Stock awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and the method of payment of the price, (iii) the time or times within which such Award may be subject to forfeiture, (iv) specified Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock, which shall be consistent with this Plan, to the extent applicable and in the event the Committee determines that an Award shall comply with the requirements of Section 162(m) of the Code, in compliance with the requirements of Section 162(m) of the Code and the regulations and other guidance issued thereunder and, to the extent Restricted Stock granted under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The provisions of Restricted Stock need not be the same with respect to each Participant.

(a)	Legend on Shares. The Company shall electronically register the Restricted Stock awarded to a Participant in the name of such Participant, which shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 15.9 of the Plan. No stock certificate or certificates shall be issued with respect to such shares of Common Stock, unless, following the expiration of the Restriction Period (as defined in Section 6.4(b)(i)) without forfeiture in respect of such shares of Common Stock, the Participant requests delivery of the certificate or certificates by submitting a written request to the Committee (or such party designated by the Company) requesting deliver of the certificates. The Company shall deliver the certificates requested by the Participant to the Participant as soon as administratively practicable following the Company’s receipt of such request.

(b)	Restrictions and Conditions. Shares of Restricted Stock shall be subject to the following restrictions and conditions:

(i)	Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant or the date of exercise of an Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

(ii)	Except as provided in sub-paragraph (i) above or in the applicable Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock or after any other restrictions imposed on such shares of Common Stock by the applicable Award Agreement or other agreement have expired. Certificates for the shares of Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant. Each Award Agreement shall require that each Participant, in connection with the issuance of a certificate for Restricted Stock, shall endorse such certificate in blank or execute a stock power in form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

(iii)	The Restriction Period of Restricted Stock shall commence on the Date of Grant or the date of exercise of an Award, as specified in the Award Agreement, and, subject to Article 12 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on such Performance Goals, as may be determined by the Committee in its sole discretion.

(iv)	Except as otherwise provided in the particular Award Agreement, upon Termination of Service for any reason during the Restriction Period, the nonvested shares of Restricted Stock shall be forfeited by the Participant. In the event a Participant has paid any consideration to the Company for such forfeited Restricted Stock, the Committee shall specify in the Award Agreement that either (i) the Company shall be obligated to, or (ii) the Company may, in its sole discretion, elect to, pay to the Participant, as soon as practicable after the event causing forfeiture, in cash, an amount equal to the lesser of the total consideration paid by the Participant for such forfeited shares or the Fair Market Value of such forfeited shares as of the date of Termination of Service, as the Committee, in its sole discretion shall select. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.

6.5	SARs. The Committee may grant SARs to any Participant, either as a separate Award or in connection with a Stock Option. SARs shall be subject to such terms and conditions as the Committee shall impose, provided that such terms and conditions are (i) not inconsistent with the Plan, (ii) to the extent a SAR issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder, and (iii) to the extent the Committee determines that a SAR shall comply with the requirements of Section 162(m) of the Code, in compliance with the applicable requirements of Section 162(m) and the regulations and other guidance issued thereunder. The grant of the SAR may provide that the holder may be paid for the value of the SAR either in cash or in shares of Common Stock, or a combination thereof. In the event of the exercise of a SAR payable in shares of Common Stock, the holder of the SAR shall receive that number of whole shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the SAR Price as set forth in such SAR (or other value specified in the agreement granting the SAR), by (ii) the number of shares of Common Stock as to which the SAR is exercised, with a cash settlement to be made for any fractional shares of Common Stock. The SAR Price for any share of Common Stock subject to a SAR may be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a SAR, but any such limitation shall be specified at the time that the SAR is granted.

6.6	Restricted Stock Units. Restricted Stock Units may be awarded or sold to any Participant under such terms and conditions as shall be established by the Committee, provided, however, that such terms and conditions are (i) not inconsistent with the Plan, (ii) to the extent a Restricted Stock Unit issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of

Section 409A of the Code and the regulations or other guidance issued thereunder, and (iii) to the extent the Committee determines that a Restricted Stock Unit award shall comply with the requirements of Section 162(m) of the Code, in compliance with the applicable requirements of Section 162(m) and the regulations and other guidance issued thereunder. Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit (or in the case of shares of Common Stock or units sold to the Participant, resell to the Company at cost) such shares or units in the event of Termination of Service during the period of restriction.

6.7	Performance Awards.

(a)	The Committee may grant Performance Awards to one or more Participants. The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the Performance Goals to be achieved during a performance period, and the maximum or minimum settlement values, provided that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a Performance Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. If the Performance Award is to be in shares of Common Stock, the Performance Awards may provide for the issuance of the shares of Common Stock at the time of the grant of the Performance Award or at the time of the certification by the Committee that the Performance Goals for the performance period have been met; provided, however, if shares of Common Stock are issued at the time of the grant of the Performance Award and if, at the end of the performance period, the Performance Goals are not certified by the Committee to have been fully satisfied, then, notwithstanding any other provisions of this Plan to the contrary, the Common Stock shall be forfeited in accordance with the terms of the grant to the extent the Committee determines that the Performance Goals were not met. The forfeiture of shares of Common Stock issued at the time of the grant of the Performance Award due to failure to achieve the established Performance Goals shall be separate from and in addition to any other restrictions provided for in this Plan that may be applicable to such shares of Common Stock. Each Performance Award granted to one or more Participants shall have its own terms and conditions.

To the extent the Committee determines that a Performance Award shall comply with the requirements of Section 162(m) of the Code and the regulations and other guidance issued thereunder, and if it is determined to be necessary in order to satisfy Section 162(m) of the Code, at the time of the grant of a Performance Award (other than a Stock Option) and to the extent permitted under Section 162(m) of the Code and the regulations issued thereunder, the Committee shall provide for the manner in which the Performance Goals shall be reduced to take into account the negative effect on the achievement of specified levels of the Performance Goals which may result from enumerated corporate transactions, extraordinary events, accounting changes and other similar occurrences which were unanticipated at the time the Performance Goal was initially established. In no event, however, may the Committee increase the amount earned under such a Performance Award, unless the reduction in the Performance Goals would reduce or eliminate the amount to be earned under the Performance Award and the Committee determines not to make such reduction or elimination.

With respect to a Performance Award that is not intended to satisfy the requirements of Code Section 162(m), if the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the

Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

(b)	Performance Awards may be valued by reference to the Fair Market Value of a share of Common Stock or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of Performance Goals or other specific financial, production, sales or cost performance objectives that the Committee believes to be relevant to the Company’s business and/or remaining in the employ of the Company for a specified period of time. Performance Awards may be paid in cash, shares of Common Stock, or other consideration, or any combination thereof. If payable in shares of Common Stock, the consideration for the issuance of such shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

(c)	Notwithstanding the foregoing, in order to comply with the requirements of Section 162(m) of the Code, if applicable, no Participant may receive in any calendar year Performance Awards intended to comply with the requirements of Section 162(m) of the Code which have an aggregate value of more than $1,500,000 and if such Performance Awards involve the issuance of shares of Common Stock, said aggregate value shall be based on the Fair Market Value of such shares on the time of the grant of the Performance Award. In no event, however, shall any Performance Awards not intended to comply with the requirements of Section 162(m) of the Code be issued contingent upon the failure to attain the Performance Goals applicable to any Performance Awards granted hereunder that the Committee intends to comply with the requirements of Section 162(m) of the Code.

6.8	Dividend Equivalent Rights. The Committee may grant a Dividend Equivalent Right to any Participant, either as a component of another Award or as a separate Award. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or shares of Common Stock, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

6.9	Other Awards. The Committee may grant to any Participant other forms of Awards, based upon, payable in, or otherwise related to, in whole or in part, shares of Common Stock, if the Committee determines that such other form of Award is consistent with the purpose and restrictions of this Plan. The terms and conditions of such other form of Award shall be specified by the grant. Such Other Awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

6.10	Performance Goals. Awards of Restricted Stock, Restricted Stock Units, Performance Award and Other Awards (whether relating to cash or shares of Common Stock) under the Plan may be made subject to the attainment of Performance Goals relating to one or more business criteria which, where applicable, shall be within the meaning of Section 162(m) of the Code and consist of one or more or any combination of the following criteria: growth in interest income and expense; net interest margin; efficiency ratio; growth in non-interest income and non-interest expense and ratios to earnings assets; net revenue growth and ratio to earning assets; capital ratios; asset or liability interest rate sensitivity and gap; effective tax rate; deposit growth and composition; liquidity management; securities portfolio (value, yield, spread, maturity, or duration); earning asset growth and composition (loans, securities); non-interest income (including, fees, premiums and commissions, loans, wealth management, treasury management, insurance, funds management); overhead ratios, productivity ratios (including EA/FTE, pre-tax income/FTE); credit quality measures; return on assets; return on equity; economic value of equity EVE; compliance ratings; internal controls; enterprise risk measures (including interest rate, loan concentrations, portfolio composition, credit quality, operational measures, compliance ratings, balance sheet, liquidity, insurance); cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company’s Common Stock; return on assets, equity or stockholders’ equity; market share; inventory levels, inventory turn or shrinkage; or total return to stockholders (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases, or (v) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Compensation Discussion and Analysis section of the Company’s annual report. However, to the extent Section 162(m) of the Code is applicable, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a Performance Goal.

6.11	Tandem Awards. The Committee may grant two or more Incentives in one Award in the form of a “tandem Award,” so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and a SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to 100 shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of 100 shares of Common Stock.

ARTICLE 7

AWARD PERIOD; VESTING

7.1	Award Period. Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. The Award Period for an Incentive shall be reduced or terminated upon Termination of Service. No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.

7.2	Vesting. The Committee, in its sole discretion, may determine that an Incentive will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon vesting, then, subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Incentive may be vested.

ARTICLE 8

EXERCISE OR CONVERSION OF INCENTIVE

8.1	In General. A vested Incentive may be exercised or converted, during its Award Period, subject to limitations and restrictions set forth in the Award Agreement

8.2	Securities Law and Exchange Restrictions. In no event may an Incentive be exercised or shares of Common Stock be issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished.

8.3  Exercise of Stock Option.

(a)	In General. If a Stock Option is exercisable prior to the time it is vested, the Common Stock obtained on the exercise of the Stock Option shall be Restricted Stock which is subject to the applicable provisions of the Plan and the Award Agreement. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Stock Option may be exercised. No Stock Option may be exercised for a fractional share of Common Stock. The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option.

(b)	Notice and Payment. Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Company setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as provided in the Award Agreement, which may provide for payment in any one or more of the following ways: (a) cash or check, bank draft, or money order payable to the order of the Company, (b) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date, (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option with an Option Price equal to the value of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so tendered.

(c)	Reload Stock Options. In the event that shares of Common Stock are delivered by a Participant in payment of all or a portion of the exercise price of a Stock Option as set forth in Section 8.3(b) above and/or shares of Common Stock are delivered to or withheld by the Company in satisfaction of the Company’s tax withholding obligations upon exercise in accordance with Section 15.6 hereof, then, subject to Article 10 hereof, the Committee may authorize the automatic grant to a Participant so exercising a Nonqualified Stock Option, a replacement Nonqualified Stock Option, and to a Participant so exercising an Incentive Stock Option, a replacement Incentive Stock Option (in either case, a “Reload Stock Option”), to purchase that number of shares so delivered to or withheld by the Company, as the case may be, at an option exercise price equal to the Fair Market Value per share of the Common Stock on the date of exercise of the original Stock Option (subject to the provisions of the Plan regarding Incentive Stock Options and, in any event not less than the par value per share of the Common Stock). The option period for a Reload Stock Option will commence on its Date of Grant and expire on the expiration date of the original Stock Option it replaces (subject to the provisions of the Plan regarding Incentive Stock Options), after which period the Reload Stock Option cannot be exercised. The Date of Grant of a Reload Stock Option shall be the date that the Stock Option it replaces is exercised. A Reload Stock Option shall automatically vest and be exercisable in full after the expiration of six (6) months from its Date of Grant. It shall be a condition to the grant of a Reload Stock Option that promptly after its Date of Grant, a stock option agreement shall be delivered to the Participant and executed by the Participant and the Company which sets forth the total number of shares subject to the Reload Stock Option, the option exercise price, the option period of the Reload Stock Option and such other terms and provisions as are consistent with the Plan.

(d)	Issuance of Certificate. Except as otherwise provided in Section 6.4 hereof (with respect to shares of Restricted Stock) or in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall cause the Common Stock then being purchased to be registered in the Participant’s name (or the person exercising the Participant’s Stock Option in the event of his or her death), but shall not issue certificates for the Common Stock unless the Participant or such other person requests delivery of the certificates for the Common Stock, in writing in accordance with the procedures established by the Committee. The Company shall deliver certificates to the Participant (or the person exercising the Participant’s Stock Option in the event of his or her death) as soon as administratively practicable following the Company’s receipt of a written request from the Participant or such other person for delivery of the certificates. Notwithstanding the forgoing, if the Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. Any obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that, if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-

dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.

(e)	Failure to Pay. Except as may otherwise be provided in an Award Agreement, if the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and right to purchase such Common Stock may be forfeited by the Participant.

8.4	SARs. Subject to the conditions of this Section 8.4 and such administrative regulations as the Committee may from time to time adopt, a SAR may be exercised by the delivery (including by FAX) of written notice to the Company setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. Subject to the terms of the Award Agreement and only if permissible under Section 409A of the Code and the regulations or other guidance issued thereunder (or, if not so permissible, at such time as permitted by Section 409A of the Code and the regulations or other guidance issued thereunder), the Participant shall receive from the Company in exchange therefor in the discretion of the Committee, and subject to the terms of the Award Agreement:

(i)	cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise, or if provided in the Award Agreement, conversion, of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered;

(ii)	that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise, or if provided in the Award Agreement, conversion, of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests; or

(iii)	the Company may settle such obligation in part with shares of Common Stock and in part with cash.

The distribution of any cash or Common Stock pursuant to the foregoing sentence shall be made at such time as set forth in the Award Agreement.

8.5	Disqualifying Disposition of Incentive Stock Option. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

ARTICLE 9

AMENDMENT OR DISCONTINUANCE

Subject to the limitations set forth in this Article 9, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment for which stockholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (ii) in order for the Plan and Incentives awarded under the Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such Sections, or other applicable law, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 9 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.

ARTICLE 10

TERM

The Plan shall be effective from the date that this Plan is approved by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on April 2, 2020, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

ARTICLE 11

CAPITAL ADJUSTMENTS

In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an Award, then the Committee shall adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of Awards, (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding Awards, (iii) the number of shares and type of Common Stock (or other securities or property) specified as the annual per-participant limitation under Section 5.1 of the Plan, (iv) the Option Price of each outstanding Award, (v) the amount, if any, the Company pays for forfeited shares of Common Stock in accordance with Section 6.4, and (vi) the number of or SAR Price of shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the Plan to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price; provided however, that the number of shares of Common Stock (or other securities or property) subject to any Award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any Stock Option to violate Section 422 of the Code or Section 409A of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

Upon the occurrence of any such adjustment, the Company shall provide notice to each affected Participant of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 12

RECAPITALIZATION, MERGER AND CONSOLIDATION

12.1	No Effect on Company’s Authority. The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any Change in Control, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.2	Conversion of Incentives Where Company Survives. Subject to any required action by the stockholders and except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled.

12.3	Exchange or Cancellation of Incentives Where Company Does Not Survive. Except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.

12.4	Cancellation of Incentives. Notwithstanding the provisions of Sections 12.2 and 12.3 hereof, and except as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, all Incentives granted hereunder may be canceled by the Company, in its sole discretion, as of the effective date of any Change in Control, merger, consolidation or share exchange, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either:

(a)	giving notice to each holder thereof or his personal representative of its intention to cancel those Incentives for which the issuance of shares of Common Stock involved payment by the Participant for such shares, and permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the shares of Common Stock subject to such outstanding Incentives, including in the Board’s discretion some or all of the shares as to which such Incentives would not otherwise be vested and exercisable; or

(b)	in the case of Incentives that are either (i) settled only in shares of Common Stock, or (ii) at the election of the Participant, settled in shares of Common Stock, paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the price per share of such Incentive to be paid by the Participant (hereinafter the “Spread”), multiplied by the number of shares subject to the Incentive. In cases where the shares constitute, or would after exercise, constitute Restricted Stock, the Company, in its discretion, may include some or all of those shares in the calculation of the amount payable hereunder. In estimating the Spread, appropriate adjustments to give effect to the existence of the Incentives shall be made, such as deeming the Incentives to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Incentives as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

(c)	An Award that by its terms would be fully vested or exercisable upon a Change in Control will be considered vested or exercisable for purposes of Section 12.4(a) hereof.

ARTICLE 13

LIQUIDATION OR DISSOLUTION

Subject to Section 12.4 hereof, in case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) and an adjustment is determined by the Committee to be appropriate to prevent the dilution of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, make such adjustment in accordance with the provisions of Article 11 hereof.

ARTICLE 14

INCENTIVES IN SUBSTITUTION FOR
INCENTIVES GRANTED BY OTHER ENTITIES

Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees, independent contractors or directors of a corporation, partnership, or limited liability company who become or are about to become Employees, Contractors or Outside Directors of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company, the acquisition by the Company of equity of the employing entity, or any other similar transaction pursuant to which the Company becomes the successor employer. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives in substitution for which they are granted.

ARTICLE 15

MISCELLANEOUS PROVISIONS

15.1	Investment Intent. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

15.2	No Right to Continued Employment. Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

15.3	Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

15.4	Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

15.5	Compliance With Other Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the 1934 Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

15.6	Tax Requirements. The Company or, if applicable, any Subsidiary (for purposes of this Section 15.6, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with an Award granted under this Plan. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to the Award. Such payments shall be required to be made when requested by Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Award, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant. The Committee may in the Award Agreement impose any additional tax requirements or provisions that the Committee deems necessary or desirable.

15.7	Assignability. Incentive Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 15.7 that is not required for compliance with Section 422 of the Code.

Except as otherwise provided herein, Nonqualified Stock Options and SARs may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution. The Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option or SAR to be granted to a Participant on terms which permit transfer by such Participant to (i) the spouse (or former spouse), children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by Immediate Family Members, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Nonqualified Stock Option or SAR is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Nonqualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution.

Following any transfer, any such Nonqualified Stock Option and SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 8, 9, 11, 13 and 15 hereof the term “Participant” shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options and SARs shall be exercisable or convertible by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Nonqualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Stock Option or SAR.

The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Nonqualified Stock Option or SAR that has been transferred by a Participant under this Section 15.7.

15.8	Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.

15.9	Legend. Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Texas Capital Bancshares, Inc. 2010 Long-Term Incentive Plan, a copy of which is on file at the principal office of the Company in Dallas, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

ARTICLE 16

ACCELERATION OF AWARD VESTING

16.1	Application. The provisions of this Article 16 shall apply notwithstanding any provisions of this Plan to the contrary.

16.2	Definitions.

(a)	“Exempt Shares” means shares of Common Stock designated as “Exempt Shares” pursuant to Section 16.3.

(b)	“Full Value Award” means any Award with a net benefit to the Participant, without regard to any restrictions such as those described in Section 6.4(b), equal to the aggregate Fair Market Value of the total shares of Common Stock subject to the Award. Full Value Awards include Restricted Stock and Restricted Stock Units, but do not include Stock Options and SARs.

(c)	“Tenure Award” means an Award hereunder of cash, shares of Common Stock, units or rights based upon, payable in, or otherwise related to, Common Stock that vests over time based upon the Participant’s continued employment with or service to the Company or its Subsidiaries.

16.3	Number of Shares Available for Awards. No more than 10% of the shares of Common Stock that may be delivered pursuant to Awards under Section 5.1(a) may be shares designated as “Exempt Shares.”

16.4	Full Value Award Vesting. Except as otherwise provided herein, the Committee must grant all Full Value Awards in accordance with the following provisions:

(i)	All Full Value Awards granted by the Committee that constitute Performance Awards must vest no earlier than one (1) year after the Date of Grant.

(ii)	All Full Value Awards granted by the Committee that constitute Tenure Awards must vest no earlier than over the three (3) year period commencing on the Date of Grant on a pro rata basis.

(iii)	The Committee may not accelerate the date on which all or any portion of a Full Value Award may be vested or waive the Restriction Period on a Full Value Award except upon the Participant’s death, Total and Permanent Disability or Retirement or the occurrence of a Change in Control.

Notwithstanding the foregoing, the Committee may, in its sole discretion, grant Full Value Awards with more favorable vesting provisions than set forth in this Section 16.3 or accelerate the vesting or waive the Restriction Period for Full Value Awards at any time, provided that the shares of Common Stock subject to such Awards shall be Exempt Shares.

A copy of this Plan shall be kept on file in the principal office of the Company in Dallas, Texas.

***************

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of April 2, 2010, by its Chief Executive Officer and Secretary pursuant to prior action taken by the Board.

TEXAS CAPITAL BANCSHARES, INC.

By:	/s/ George F. Jones, Jr.

Name:	George F. Jones, Jr.

Title:	CEO

Attest:	/s/ Peter B. Bartholow
CFO & Secretary

TEXAS CAPITAL BANCSHARES

ANNUAL MEETING OF TEXAS CAPITAL BANCSHARES, INC.

1: Election of Directors

Vote For All Nominees	Withhold Vote From All Nominees	*Vote For All Except
☐	☐	☐

PROPOSAL(S)

1: Election of Directors
Nominees:
01 George F. Jones, Jr.
02 Peter B. Bartholow
03 Joseph M. (Jody) Grant
04 Frederick B. Hegi, Jr.
05 Larry L. Helm
06 James R. Holland, Jr.
07 W. W. McAllister III
08 Lee Roy Mitchell
09 Steven P. Rosenberg
10 Robert W. Stallings
11 Ian J. Turpin
12 James H. Browning
13 Elysia Holt Ragusa

2: Approval of the 2010 Long Term Incentive Plan.

Please Sign Here ____ Please Date Above ____

Please Sign Here ____ Please Date Above ____

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

TEXAS CAPITAL BANCSHARES

INTERNET

Go To
www.proxypush.com/tcbi
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

866-390-5385
- Use any touch-tone telephone.
- **Have your Voting Instruction Form ready.**
- Follow the simple recorded instructions.

MAIL

OR
- Mark, sign and date your Voting Instruction Form/Proxy Card.
- Detach your Voting Instruction Form/Proxy Card.
- Return your Voting Instruction Form/Proxy Card in the postage-paid envelope provided.

PROXY TABULATOR FOR
TEXAS CAPITAL BANCSHARES
P.O. Box 8016
Cary, NC 27512-9903

EVENT #

CLIENT #

ANNUAL MEETING OF TEXAS CAPITAL BANCSHARES, INC. Date: Tuesday, May 18, 2010 Time: 10:00 a.m. (Central Daylight Time) Place: 2000 McKinney Avenue 7th Floor, Dallas, Texas 75201 See Voting Instruction on Reverse Side. Please make your marks like this: Use dark black pencil or pen only Board of Directors Recommends a Vote FOR proposal 1 and proposal 2. 1: Election of Directors Vote For Withhold Vote *Vote For All Nominees From All Nominees All Except *INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Exception” box and write the number(s) in the space provided to the right. For Against Abstain 2: Approval of the 2010 Long Term Incentive Plan. PROPOSAL(S) 1: Election of Directors Nominees: 01 George F. Jones, Jr. 08 Lee Roy Mitchell 02 Peter B. Bartholow 09 Steven P. Rosenberg 03 Joseph M. (Jody) Grant 10 Robert W. Stallings 04 Frederick B. Hegi, Jr. 11 Ian J. Turpin 05 Larry L. Helm 12 James H. Browning 06 James R. Holland, Jr. 13 Elysia Holt Ragusa 07 W. W. McAllister III 2: Approval of the 2010 Long Term Incentive Plan. 3: The transaction of such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof. To attend the meeting and vote your shares in person, please mark this box. Authorized Signatures — This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Annual Meeting of Texas Capital Bancshares, Inc. to be held Tuesday, May 18, 2010 For Holders as of March 31, 2010 INTERNET TELEPHONE Go To 866-390-5385 www.proxypush.com/tcbi UCast your vote online. OR UUse any touch-tone telephone. UView Meeting Documents. UHave your Voting Instruction Form ready. UFollow the simple recorded instructions. MAIL OR UMark, sign and date your Voting Instruction Form/Proxy Card. UDetach your Voting Instruction Form/Proxy Card. UReturn your Voting Instruction Form/Proxy Card in the postage-paid envelope provided. All votes must be received by 5:00 P.M., May 17, 2010 (Eastern Daylight Time). PROXY TABULATOR FOR P.O. Box 8016 Cary, NC 27512-9903 EVENT # CLIENT #

Revocable Proxy — Texas Capital Bancshares, Inc. Annual Meeting of Shareholders May 18, 2010, 10:00 a.m. (Central Daylight Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints George F. Jones, Jr. and Peter B. Bartholow, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of Texas Capital Bancshares, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders on Tuesday, May 18, 2010 at 10:00 a.m. at the offices of Texas Capital Bank, National Association at 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201, and any and all adjournments thereof, as set forth below. This proxy is revocable and will be voted as directed. However, if no instructions are specified, the proxy will be voted FOR the nominees for directors specified in Item 1 and FOR Item 2. (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)